Exhibit 2.11

EXECUTION COPY

DELHAIZE GROUP,

as Issuer

6.50% Senior Notes due 2017

INDENTURE

Dated as of June 27, 2007

THE BANK OF NEW YORK,

as Trustee

THIS INDENTURE dated as of June 27, 2007, among Delhaize Group (the “Issuer”), a limited liability company organized under the laws of the Kingdom of Belgium, and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Issuer’s 6.50% Senior Notes due 2017 issued on the date hereof (the “Original Notes”), (b) any Additional Notes (as defined herein) that may be issued on any Issue Date (all such Notes in clauses (a) and (b) being referred to collectively as the “Initial Notes”) and (c) if and when issued as provided in a Registration Agreement (as defined in Appendix A hereto), the Issuer’s 6.50 % Senior Notes due 2017 issued in a Registered Exchange Offer in exchange for any Original Notes (the “Exchange Notes”, together with the Initial Notes and any Exchange Notes issued hereunder, the “Notes”). Subject to the conditions and in compliance with the covenants set forth herein, the Issuer may issue Additional Notes.

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions

“Additional Notes” means Notes (other than Exchange Notes) issued from time to time under the terms of this Indenture subsequent to the Closing Date;

“Agency Agreement” means the Agency Agreement dated the Closing Date among the Issuer, the Principal Paying and Domiciliary Agent and the Luxembourg paying and transfer agent and the Trustee;

“Board of Directors” means the Board of Directors of the Issuer or any committee thereof duly authorised to act on behalf of the Board of Directors of the Issuer;

“Book-Entry Interest” means a book-entry interest in a Global Note, whether directly or indirectly through a book-entry interest in any certificated depositary interest representing an interest in such Global Note, held by or through a Participant in the X/N System or an Indirect Participant in the X/N System;

“Business Day” means each day which is not a Legal Holiday;

“Capitalized Lease Obligation” means an obligation under a lease that is required to be capitalised for financial reporting purposes in accordance with IFRS and as in effect as of the Closing Date, and the amount of Indebtedness represented by such obligation shall be the capitalised amount of such obligation determined in accordance with such principles;

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any Person other than the Issuer or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) in a single transaction or in a related series of transactions the result of which is that any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the then outstanding number of voting rights in the Issuer’s capital stock; or (3) the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (i) the Issuer becomes a wholly owned subsidiary of a holding company; and (ii) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s voting stock immediately prior to that transaction. For the purposes of this definition of “Change of Control”, the term “Person” shall include a “person” as that term is used in Section 13(d)(3) of the Exchange Act;

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event;

“Clearing Agreement” means the clearing agreement dated on or about the Closing Date by and among the Issuer, the NBB and the Principal Paying and Domiciliary Agent;

“Closing Date” means the date of this Indenture;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of dollar denominated corporate debt securities of a comparable maturity to the remaining term of such Notes;

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Issuer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations;

“Consolidated Capitalization” means, with respect to any Person, the total assets of such Person and its Subsidiaries determined on an consolidated basis, less the following: (i) current liabilities, including liabilities for Indebtedness maturing more than 12 months from the date of the original creation thereof but maturing within 12 months from the date of determination and (ii) deferred income taxes. Consolidated Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which such Person and its Subsidiaries are engaged and which are approved by independent accountants regularly retained by such Person, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made;

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date of the original issuance of the Notes; or (2) was proposed for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such proposal or election;

“Cross Guarantee Agreement” means, the cross guarantee agreement, dated as of May 21, 2007, among Delhaize Group, Delhaize America, Inc., Food Lion, LLC, Hannaford Bros. Co., Kash N’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Shop’N Save-Mass., Inc., Hannaford Procurement Corp., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp., and Victory Distributors, Inc.;

“Cross Guarantor” means a Person that is a party to the Cross Guarantee Agreement;

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default;

“Euro Indenture” means the indenture among the parties hereto dated the date hereof in relation to €500,000,000 5.625% senior notes due 2014;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Global Notes” means the Regulation S Global Notes and the Rule 144A Global Notes;

“Holder” means (a) for purposes of this Indenture and the Notes, in the case of any Notes in the form of a Global Note in bearer form, the holders of Book-Entry Interests therein; provided, however, that in the case of payments of principal, premium, if any, and interest on such Notes, the holders of Book-Entry Interests (as shown in the records of the NBB) shall be treated as the “Holders” of such Notes to the extent of such Book-Entry Interests or (b) in any other case, the Person in whose name a Note is registered on the Registrar’s books;

“IFRS” means International Financial Reporting Standards as adopted by the European Union;

“Indebtedness” means, with respect to any Person, (i) the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed and

(b) indebtedness evidenced by notes, debentures, bonds or other similar instruments; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person to pay the purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations for letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any Security on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured. “Indenture” means this Indenture as amended or supplemented from time to time;

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Issuer;

“Indirect Participant” means a Person who is a Participant in the X/N System indirectly by being a Participant in a Person who is a direct Participant or itself an Indirect Participant in the X/N System;

“Issue Date” means, with respect to any Notes, the date on which such Notes are originally issued;

“Issuer” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities;

“Major Subsidiary” means a Subsidiary, the assets of which represent greater than 25% of the assets of the Issuer and the Issuer’s Subsidiaries on a consolidated basis, according to the financial statements for its own most recently completed fiscal year;

“Material Subsidiary” at any time means a Subsidiary:

(a) whose (x) revenues, or (y) total assets (in each case determined on a non-consolidated basis and determined on a basis consistent with the preparation of the consolidated financial statements of the Issuer) represent (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated financial statements of the Issuer relate are equal to ) no less than 10% of the consolidated revenues or total assets (as the case may be) of the Issuer, all as calculated respectively by reference to the then latest audited financial statements of such Subsidiary and the then latest audited consolidated financial statements of the Issuer, provided that:

(i) in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated financial statements of the Issuer relate, the reference to the then latest audited consolidated financial statements of the Issuer for the purposes of the calculation above shall, until consolidated financial statements of the Issuer for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned financial statements as if such Subsidiary had been shown in such financial statements by reference to its then latest audited financial statements, adjusted as deemed appropriate by the auditors of the relevant Subsidiary from time to time (the “Auditors”); and

(ii) in the case of a Subsidiary in respect of which no audited financial statements are prepared, its revenues and total assets shall be determined on the basis of pro forma financial statements of the relevant Subsidiary prepared for this purpose by the Auditors on the basis of accounting principles consistent with those adopted by the Issuer; or

(b) to which is transferred the whole or substantially the whole of the business, undertaking or assets of a Subsidiary which prior to such transfer is a Material Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Material Subsidiary pursuant to this sub-paragraph (b) on the date on which the consolidated financial statements of the Issuer for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated financial statements have been prepared and audited as aforesaid by virtue of the provisions of sub-paragraph (a) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (b);

A report by the Auditors that, in their opinion, a Subsidiary is or is not or was not at any particular time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties;

“Member State” means any country that is a member of the European Union;

“Moody’s” means Moody’s Investors Service, Inc.;

“NBB” means the National Bank of Belgium;

“Offering Memorandum” means the Offering Memorandum dated June 18, 2007, in connection with the sale of the Original Notes;

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President or any Vice President of the Issuer;

“Officers’ Certificate” means a certificate signed by two Officers;

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Issuer or a Guarantor, as the case may be, and who shall be reasonably acceptable to the Trustee;

“Participant” means (a) with respect to the X/N System, Euroclear or Clearstream, Luxembourg or any other Person who has an account with the X/N System and (b) with respect to Euroclear, Clearstream, Luxembourg and DTC, their respective Participants holding an account with them;

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity;

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if either Moody’s and S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer (as certified by a resolution of the Issuer’s board of Directors) as a replacement agency for Moody’s or S&P, or all of them, as the case may be;

“Rating Event” means the Notes are rated at or below Ba2 by Moody’s and at or below BB by S&P on any date from the date of the public announcement by the Issuer of an arrangement that could result in a Change of Control until the end of the 60-day period following public announcement by the Issuer of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies);

“Redemption Date”, with respect to any Note or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Note;

“Redemption Price”, with respect to any Note or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture or such Note;

“Reference Treasury Dealer” means at any time (1) each of Banc of America Securities LLC and Merrill Lynch, Fenner & Smith Incorporated or their affiliates which are primary U.S. Government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefore another Primary Treasury Dealer and (2) any other two Primary Treasury Dealers selected by the Issuer;

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

“Relevant Debt” means any present or future indebtedness in the form of, or represented by, bonds, notes, debentures or other securities which are for the time being, or are capable of being, quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other securities exchange;

“SEC” means the U.S. Securities and Exchange Commission, or if at any time after the execution of this instrument such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Security” means, any mortgage, charge, pledge, lien or other form of encumbrance or security interest;

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.;

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred);

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person;

“TIA” means the U.S. Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Closing Date;

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor;

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or, in the case of a successor Trustee, an authorized officer assigned to the department, division or group performing the corporate trust work of each successor and assigned to administer this Indenture;

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time;

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt; and

“X/N System” means the securities clearing system recognized or approved in accordance with Articles 3 through 12 of the Law of 2 January 1991 of Belgium on the market of public debt securities and the monetary policy instruments, as amended, the Law of 6 August 1993 of Belgium, as amended, and its implementing decrees, as amended, and the Law of 15 July 1998 of Belgium and its implementing decrees, which is currently the securities clearing system operated by the National Bank of Belgium.

SECTION 1.02. Other Definitions

Term	Defined in Section
“Additional Amounts”	4.07(b)
“Applicable Procedures”	Appendix A
“Authorised Agent”	10.10
“bankruptcy provisions”	6.01(g)
“CDI Depositary”	Appendix A
“Change of Control Payment”	4.03(a)
“Change of Control Payment Date”	4.03(a)
“Change of Control Offer”	4.03(a)
“Clearstream, Luxembourg”	Appendix A
“covenant defeasance option”	8.01(b)
“cross acceleration provision”	6.01(f)
“Definitive Registered Certificates”	Appendix A
“Definitive Registered Notes”	Appendix A
“Disposition”	4.08
“DTC”	Appendix A
“Euroclear”	Appendix A
“Event of Default”	6.01
“Exchange Notes”	Preamble
“Global Notes”	1.01, Appendix A
“incorporated provision”	10.01
“Initial Notes”	Preamble
“legal defeasance option”	8.01(b)
“Legal Holiday”	10.08
“Meeting”	Appendix B
“NBB”	1.01, Appendix A
“Notes”	Preamble
“Original Notes”	Preamble
“Paying Agent”	2.04(a)
“Principal Paying and Domiciliary Agent”	Appendix A
“protected purchaser”	2.08
“Registration Agreement”	Appendix A
“Register”	Appendix A
“Registered Exchange Offer”	Appendix A
“Registrar”	2.04(a)
“Relevant Taxing Jurisdiction”	4.07(a)
“Required Resolution”	Appendix B
“Sales Exemptions”	Appendix A

“Taxes”	4.07(a)
“Tax Redemption”	3.07
“Transfer Restricted Notes”	Appendix A
“Trustee”	Preamble, 1.01
“Winding-up provisions”	6.01(h)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act

This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

(a) “Commission” means the SEC;

(b) “indenture securities” means the Notes and any Guarantees issued pursuant to this Indenture;

(c) “indenture security holder” means a Holder;

(d) “indenture to be qualified” means this Indenture;

(e) “indenture trustee” or “institutional trustee” means the Trustee;

(f) “obligor” on the indenture securities means the Issuer, any Guarantor and any other obligor on the indenture securities; and

(g) All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(c) “including” means including without limitation;

(d) words in the singular include the plural and words in the plural include the singular;

(e) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with IFRS;

(f) the term “surrender”, where the context so admits, shall include, with respect to Notes that cannot be surrendered in physical form, and in particular with respect to Definitive Registered Notes which are in registered form, the surrender of the appropriate documents, including any certificates, evidencing or demonstrating the surrender of such Notes;

(g) the term “present”, where the context so admits, shall include, with respect to Notes that cannot be presented in physical form, and in particular with respect to Definitive Registered Notes which are in registered form, the presentment of the appropriate documents, including any certificates or Definitive Registered Certificate, evidencing or demonstrating the presentment of such Notes. The term “presentment” shall have a correlative meaning; and

(h) the term “receipt”, where the context so admits, shall include, with respect to Notes that cannot be surrendered in physical form, and in particular with respect to Definitive Registered Notes which are in registered form, the receipt of the appropriate documents, including any certificates or Definitive Registered Certificate, evidencing or demonstrating the receipt of such Notes.

ARTICLE 2

The Notes

SECTION 2.01. Issuable in one Series. The Notes will be issued in one series. No Additional Notes may be issued unless such Additional Notes are fungible in all respects for U.S. Federal income tax purposes with the Notes then outstanding.

With respect to any Additional Notes issued after the Closing Date (except for Notes (or Notes in respect of which Definitive Registered Certificates, if applicable, are) authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes (or Notes in respect of which Definitive Registered Certificates, if applicable) pursuant to Section 2.07, 2.08, 2.09, 2.10 or 3.06 or Appendix A) or pursuant to the provisions of Section 4.03, there shall be (a) established in or pursuant to a resolution of the Board of Directors and (b) (i) set forth or determined in the manner provided in an Officers’ Certificate of the Issuer or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1) the aggregate principal amount at maturity of such Additional Notes which may be authenticated and delivered or in respect of which Definitive Registered Certificates may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered or in respect of which Definitive Registered Certificates, if applicable, are authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes or Definitive Registered Certificates pursuant to Section 2.07, 2.08, 2.09, 2.10, 3.06 or 4.03 or Appendix A and Notes which (or Notes in respect of which Definitive Registered Certificates, if applicable), pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

(2) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof; and

(3) if applicable, that such Additional Notes shall not be issued in the form of Initial Notes as set forth in Exhibit A, but shall be issued in the form of Exchange Notes as set forth in Exhibit B.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by an Officers’ Certificate of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the Additional Notes.

SECTION 2.02. Form and Dating. Provisions relating to the Initial Notes, the Exchange Notes and Definitive Registered Certificates are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (a) Original Notes and the Trustee’s certificate of authentication, (b) any Additional Notes (if issued as Transfer Restricted Notes) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A or Exhibit C hereto, as applicable, which are hereby incorporated in and expressly made a part of this Indenture. The Notes and Definitive Registered Certificates may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor, if any, is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note and Definitive Registered Certificate shall be dated the date of its authentication. The Notes shall be issuable only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Any Global Note issued in bearer form shall be issued without interest coupons.

SECTION 2.03. Execution and Authentication. Two members of the Board of Directors shall sign the Global Notes and two Officers shall sign the Definitive Registered Certificates for the Issuer by manual or facsimile signature.

If a member of the Board of Directors or an Officer, as the case may be, whose signature is on a Note or Definitive Registered Certificate no longer holds such office at the time the Trustee authenticates the Note or Definitive Registered Certificate, as applicable, the Note or Definitive Registered Certificate, as applicable, shall be valid nevertheless.

A Global Note or Definitive Registered Certificate shall not be valid until an authorized signatory of the Trustee manually (or with respect to a Definitive Registered Certificate, manually or by facsimile) signs the certificate of authentication on the Note or Definitive Registered Certificate, as applicable. The signature shall be conclusive evidence that the Global Note or Definitive Registered Certificate has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Notes and Definitive Registered Certificates as set forth in Appendix A.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes and Definitive Registered Certificates. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes and Definitive Registered Certificates whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04. Registrar and Paying Agent (a) The Issuer shall maintain an office or agency where transfers and exchanges of Definitive Registered Notes may be made (the “Registrar”) and an office or agency where payments on Notes may be made (the “Paying Agent”). The Registrar shall keep the Register of the Definitive Registered Notes, if any, and of their transfer and exchange, which shall contain the information specified in Appendix A. The Issuer may have one or more co registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co registrars. Payments in respect of any Global Note deposited with the operator of the X/N System (or with a depositary therefor) shall be made through the Principal Paying and Domiciliary Agent in accordance with the rules applicable to the X/N System. The location of the Principal Paying and Domiciliary Agent is Avenue Marnix 24, B-1000 Brussels, Belgium. Holders may exchange or transfer their Notes upon notification and certification given to the Principal Paying and Domiciliary Agent. The initial Paying Agents shall be the Principal Paying and Domiciliary Agent in Belgium and The Bank of New York (Luxembourg) S.A. in Luxembourg. In the event that Definitive Registered Notes are issued, (a) the Issuer, or any agent designated by the Issuer to perform such function, will act as Registrar and (b) the Issuer will pay the principal of, premium, if any, and interest on, the Notes at any of its offices or any agency designated by it which is located in the Borough of Manhattan, The City of New York and in London, England. The Issuer has initially designated The Bank of New York to act as the Issuer’s agents in such matters. The location of the corporate trust office of the Trustee in The City of New York is 101 Barclay Street, New York, New York 10286. The location of the corporate trust office of the Trustee in London, England is One Canada Square, London, England E14 5AL. The Issuer will at all times maintain a Paying Agent in a Member State that will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income.

(b) The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to either act as Registrar or appoint a Registrar or maintain a Paying Agent, or fails to notify the Trustee of the appointment of a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer may act as Paying Agent, Registrar, co registrar or transfer agent.

(c) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or a Paying Agent may resign at any time upon not less than 30 days written notice to the Issuer and the Trustee in which case, the Issuer shall appoint a replacement Registrar or Paying Agent prior to the effective date of such resignation.

SECTION 2.05. Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest on any Note, the Issuer shall deposit with the relevant Paying Agent (or if the Issuer or one of its wholly owned Subsidiaries is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. The Trustee may, and upon direction of Holders of a majority in principal amount of the outstanding Notes will, at any time during the continuance of any Default specified in Section 6.01(a) or 6.01(b), upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed by the Paying Agent. Upon complying with this Section 2.05, no Paying Agent shall have any further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders in the event Definitive Registered Notes are issued. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date that occurs after the issuance of Definitive Registered Notes and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07. Transfer and Exchange. (a) Holders, Participants or Indirect Participants in the X/N System that hold interests in the Global Notes through the X/N System will not be entitled to receive physical delivery of the Global Notes or of any individual bearer note representing a portion thereof. Any transfer of an interest in Global Notes or payment of the principal or interest, on such interest in the Global Notes, other than through the X/N System or any Participant and/or Indirect Participant, shall not be enforceable against the Issuer. Global Notes may be replaced, as provided in Section 2.08 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note pursuant to this Section 2.07, shall be executed, authenticated and delivered in the form of, and shall be, a Global Note, except to the extent Definitive Registered Notes are issued as provided in Appendix A. A Global Note may not be exchanged for another Note other than as provided in Appendix A.

(b) When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount at maturity of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Registered Certificates in respect of Definitive Registered Notes, at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Definitive Registered Notes to be redeemed in part, the portion thereof not to be redeemed) or any Definitive Registered Notes for a period of five days before a selection of Definitive Registered Notes to be redeemed or for a period of 5 days before an Interest Payment Date.

Prior to the due presentation for registration of transfer of any Global Note, the Issuer, each Guarantor, if any, the Trustee, each Paying Agent and the Registrar may deem and treat (in the case of a Global Note issued in bearer form) the holder of such Global Note as determined as provided in Section 2.14 or, in the case of Definitive Registered Notes, the Person in whose name such Definitive Registered Note is registered in the Register, as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to Section 2 of the Notes and Definitive Registered Certificates) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, any Guarantor, if any, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary. Any Holder of an interest in a Global Note shall, by acceptance of such interest, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by a Participant or Indirect Participant, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

SECTION 2.08. Replacement Notes. If a mutilated Note or Definitive Registered Certificate is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note or Definitive Registered Certificate, as applicable, if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Note or Definitive Registered Certificate, as applicable, being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, the relevant Paying Agent and the Registrar from any loss that any of them may suffer if a Note or Definitive Registered Certificate is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note or Definitive Registered Certificate, including fees and expenses of counsel and for any tax that may be imposed in replacing such Note or Definitive Registered Certificate, as applicable. In the event that a Global Note or Definitive Registered Certificate is mutilated, lost, destroyed or wrongfully taken and such Global Note or the Definitive Registered Note evidenced thereby, as applicable, has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note or Definitive Registered Certificate, as applicable, in replacement thereof.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes or Definitive Registered Certificates.

SECTION 2.09. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. A Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal and interest, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Temporary Notes. In the event that Definitive Registered Notes are to be issued under the terms of this Indenture, until Definitive Registered Certificates in respect of such Definitive Registered Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary certificates. Temporary certificates shall be substantially in the form of Definitive Registered Certificates but may have variations that the Issuer considers appropriate for temporary certificates. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Registered Certificates and deliver them in exchange for temporary certificates upon surrender of such temporary certificates at the office or agency of the Issuer, without charge to the Holder.

SECTION 2.11. Cancellation. The Issuer at any time may deliver Notes and Definitive Registered Certificates in respect thereof to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment (and Definitive Registered Certificates in respect thereof, if applicable). The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation, and all Definitive Registered Certificates in respect thereof that are delivered to the Trustee, and shall dispose of cancelled Notes and Definitive Registered Certificates in respect thereof in accordance with its customary procedures or deliver cancelled Notes and Definitive Registered Certificates in respect thereof to the Issuer pursuant to written direction by an Officer. The Issuer may not issue new Notes or Definitive Registered Certificates in respect thereof, to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes or Definitive Registered Certificates in respect thereof in place of cancelled Notes or Definitive Registered Certificates in respect thereof other than pursuant to the terms of this Indenture.

SECTION 2.12. Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly transmit or cause to be transmitted in accordance with Section 10.02 to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13. ISINs, Common Codes and CUSIPs. The Issuer in issuing the Notes may use ISINs, Common Codes and CUSIPs (if then generally in use) and, if so, the Trustee shall use ISINs, Common Codes and CUSIPs in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or Definitive Registered Certificates or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes or Definitive Registered Certificates, and any such redemption shall not be affected by any defect in or omission of such numbers.

SECTION 2.14. Consent of Holders of the Notes. The Trustee may rely on an Opinion of Counsel confirming that, under the laws of the Kingdom of Belgium and pursuant to the Royal Decree No. 62 of 10 November 1967 on the promotion of the circulation of securities, as amended, the NBB, as holder of the Global Notes (or any subcustodian appointed by it), will not have legal title (ownership right) to the Global Notes but rather the ownership interests in the Global Notes would be vested in the Participants or Indirect Participants under the co-ownership organized by such Royal Decree No. 62.

The Trustee may act on the direction of the Participants as if they were the Holders, and the Trustee shall not be liable with respect to any action it takes in accordance with this Section 2.14.

SECTION 2.15. Currency Indemnity. U.S. dollars is the sole currency of account and payment for all sums payable by the Issuer under or in connection with the Notes, including any damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise by any Holder or beneficial owner of the Notes) in respect of any sum expressed to be due to it from the Issuer shall constitute a discharge of the Issuer only to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient or the Trustee under any Note, the Issuer shall indemnify the recipient or the Trustee against any loss sustained by it as a result, including the cost of making any such purchase. For the purposes of this indemnity, it will be prima facia evidence of the matter stated therein or otherwise for the Holder or to certify in a manner reasonably satisfactory to the Issuer (indicating the sources of information used) that it would have the loss it incurred in making any such purchase.

The above indemnity, to the extent permitted by law:

(i) constitutes a separate and independent obligation from the other obligations of the Issuer;

(ii) shall give rise to a separate and independent cause of action;

(iii) shall apply irrespective of any waiver granted by any Holder or Trustee (other than a waiver of the indemnities set forth herein); and

(iv) shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee.

SECTION 2.16. Computation of Interest

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

ARTICLE 3

Redemption

SECTION 3.01. Early Redemption and Notices to Trustee. All or a portion of the Notes may be redeemed at the Issuer’s option, at any time at any time, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest and liquidated damages, if any, on the Notes being redeemed (exclusive of interest accrued and unpaid to the redemption dates) discounted to the Redemption Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points as determined by the Reference Treasury Dealer, plus accrued and unpaid interest and liquidated damages, if any, on the Notes being redeemed at the Redemption Date.If the Issuer elects to redeem Notes pursuant to the Section 5 of the Notes and this Article, it shall notify the Trustee in writing of the redemption date, the principal amount at maturity of Notes to be redeemed and the section ofthe Note pursuant to which the redemption will occur.

The Issuer shall give each notice to the Trustee provided for in this Article 3 at least 60 days before the Redemption Date fixed by the Issuer unless the Trustee consents to a shorter period. In the case of a redemption pursuant to Section 5 of the Notes, such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein. In the case of a redemption provided for by Section 6 of the Notes, prior to the transmission of any such notice of redemption, the Issuer will deliver to the Trustee (i) an Officers’ Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and (ii) an Opinion of Counsel to the effect that the Issuer as applicable, has or will become obligated to pay such Additional Amounts. Any such notice may be cancelled at any time prior to notice of such redemption being transmitted in accordance with Section 10.02 to any Holder and shall thereby be void and of no effect. The notice to the Trustee shall include the information required to be included in the notice to be given to Holders pursuant to Section 3.03. The Issuer will notify the Trustee of the Redemption Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

SECTION 3.02. Selection of Notes to be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select, not more than 60 or less than 45 days before the Redemption Date, the Notes to be redeemed pro rata or by lot or by such other method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption Notes and portions of them. in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.03. Notice of Redemption.(a) At least 30 days but not more than 60 days before a date for redemption of Notes, the Issuer shall transmit a notice of redemption in accordance with Section 10.02 and as provided below to each Holder of Notes to be redeemed at such Holder’s registered address; provided, however, that any notice of a redemption provided for by section 5 of the Notes shall not be given earlier than 120 days prior to the earliest date on which the Issuer would be obligated to make a payment of Additional Amounts were a payment in respect of the Notes then due and payable. In any case, failure to duly give notice in any manner provided in this Indenture, or any defect in the notice, to the Holder of any Note of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note of such series.

The notice shall identify the Notes to be redeemed and shall state:

(i) the Redemption Date;

(ii) the manner of calculation of the Redemption Price and the amount of accrued interest to the Redemption Date;

(iii) the name and address of the Principal Paying and Domiciliary Agent or the relevant Paying Agent, as applicable;

(iv) if Definitive Registered Notes have been issued, that Definitive Registered Certificates in respect of the Notes called for redemption must be surrendered to the relevant Paying Agent to collect the Redemption Price;

(v) if fewer than all the outstanding Notes are to be redeemed, the principal amounts at maturity of the particular Notes to be redeemed and, the numbers of the Definitive Registered Certificates, if applicable, in respect of the Notes being redeemed;

(vi) that, unless the Issuer defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(vii) the ISIN, Common Code or CUSIP, if any, printed on the Notes or Definitive Registered Certificates in respect of the Notes being redeemed, as applicable; and

(viii) that no representation is made as to the correctness or accuracy of the ISIN, Common Code or CUSIP, if any, listed in such notice or printed on the Notes or the Definitive Registered Certificates.

(b) At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.03.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is transmitted in accordance with Section 10.02, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the relevant Paying Agent of Notes being redeemed or Definitive Registered Certificates in respect of Definitive Registered Notes being redeemed, as applicable, such Notes or Definitive Registered Notes, as applicable, shall be paid at the Redemption Price stated in the notice, plus accrued interest, if any, to the Redemption Date provided, however, that if the Redemption Date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to 12:00 p.m. Belgian time on the Redemption Date, the Issuer shall deposit with the Principal Paying and Domiciliary Agent or any other relevant Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is the relevant Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the relevant Paying Agent funds sufficient to pay the aggregate Redemption Price of, and any accrued and unpaid interest, if any, on, the Notes to be redeemed.

SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note, that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note or Definitive Registered Certificate in respect of a Definitive Registered Note, as applicable, equal in aggregate outstanding amount and principal amount at maturity to the unredeemed portion of the Note surrendered.

SECTION 3.07. Optional Redemption for Tax Reasons. The Issuer may, at its option, redeem the Notes in whole but not in part, at any time upon giving not less than 30 nor more than 60 days’ notice to the Holders of the Notes (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date (a “Tax Redemption Date”) and all Additional Amounts, if any, that will become due on the Tax Redemption Date as a result of such redemption or otherwise (subject, if applicable, to the right of

Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date), if the Issuer determines that (1) on the occasion of the next payment due in respect of the Notes, it would be required to pay Additional Amounts and (2) the payment obligation cannot be avoided by the Issuer taking reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), as a result of:

(a) any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of Belgium, Luxembourg or any other Relevant Taxing Jurisdiction affecting taxation, which change or amendment becomes effective on or after the Closing Date,

(b) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Closing Date, or

(c) the issuance of definitive Notes due to:

(i) the NBB ceasing to operate the X/N System and a successor is not able to be appointed by the Issuer within 15 days of the notification,

(ii) the notification by each of Euroclear and Clearstream, Luxembourg that it is unwilling or unable to continue to act as, or ceases to be, a clearing agency in respect of the Notes and a successor is not able to be appointed by the Issuer within 15 days of such notification,

(iii) DTC notifies the Issuer that it is unwilling or unable to continue to act as depository or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by the CDI Depositary at the Issuer’s request within 15 days of such notification, or

(iv) if the CDI Depositary is at any time unwilling or unable to continue as CDI Depositary and a successor CDI Depositary is not appointed by the Issuer within 15 days of such notification.

The notice of redemption may not be given earlier than 120 days prior to the earliest date on which the Issuer would be obligated to make a payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee an Officers’ Certificate and an Opinion Counsel to the effect that the circumstances referred to above exist. The Trustee shall accept, and shall be entitled to rely upon, the Officers’ Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders of the Notes.

ARTICLE 4

Covenants

SECTION 4.01. Payment of Notes. The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Principal Paying and Domiciliary Agent or any other Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. Negative Pledge. So long as any Note remains outstanding, the Issuer:

(a) will not create or permit to subsist any Security upon the whole or any part of its assets or revenues present or future to secure any Relevant Debt or any guarantee of or indemnity in respect of any Relevant Debt (save under the Cross Guarantee Agreement);

(b) will procure that no Material Subsidiary (determined at the time of incurrence) creates or permits to subsist any Security upon the whole or any part of its assets or revenues present or future to secure any Relevant Debt of the Issuer or any guarantee or indemnity in respect of any such Relevant Debt (save under the Cross Guarantee Agreement or as set forth in Section 4.02(c) below); and

(c) will procure that no Material Subsidiary (determined at the time of incurrence) gives any guarantee of, or indemnity in respect of, any of the Relevant Debt of the Issuer, unless, at the same time or prior thereto, the Issuer’s obligations under the Notes and this Indenture (A) are secured equally and ratably therewith or benefit from a guarantee or indemnity in substantially identical terms thereto, as the case may be, or (B) have the benefit of such other Security, guarantee, indemnity or other arrangement not materially less beneficial to the Holders of the Notes.

SECTION 4.03. Change of Control. (a) If a Change of Control Triggering Event occurs, unless the Issuer has exercised its rights to redeem the Notes as described in Article 3 above, Holders will have the right to require the Issuer to repurchase all or any part (in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof )of their Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth herein. In the Change of Control Offer, the Issuer shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Issuer shall mail a notice to

Holders of Notes describing the transaction or transactions that constitute the Change of Control Triggering Event and shall offer to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (“Change of Control Payment Date”), pursuant to the procedures required by the Notes and described in such notice. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Notes, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached the Issuer’s obligations under the Change of Control provisions of the Notes by virtue of such conflicts.

(a) On the Change of Control Payment Date, the Issuer shall to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

(b) In each case at the Issuer’s expense, the Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all of the Notes are then in global form, make such payment through the facilities of Euroclear, the CDI Depositary and DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in minimum denomination of $2,000 and any integral multiple of $1,000 in excess thereof. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date unless the Issuer defaults in making the Change of Control Payment.

SECTION 4.04. Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officer’s Certificate stating that in the course of the performance by the signer of its duties as an Officer of the Issuer it would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period, and if so, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

The Issuer will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of Default or Event of Default, their status and what action the Issuer is taking or proposes to take in respect thereof.

SECTION 4.05. Reports by the Issuer.

(a) The Issuer, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(i) file with the Trustee, within 15 days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act of; or, if the Issuer is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(ii) file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC such additional information, documents and reports with respect to compliance by the SEC with the conditions and covenants of the Indentures as may be required from time to time by such rules and regulations; and

(iii) transmit by mail to all holders of Notes within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraphs (i) and (ii) of this Section as may be required by rules and regulations prescribed from time to time by the SEC.

(b) The Issuer hereby agrees with each Holder, for so long as any Transfer Restricted Notes remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Notes in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Notes from such Holder or beneficial owner, upon request, the information with respect to the Issuer and the Cross Guarantors required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Notes pursuant to Rule 144A under the Securities Act.

SECTION 4.06. Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.07. Payments of Additional Amounts. (a) All payments made by the Issuer under, or with respect, to the Notes shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) imposed or levied by or on behalf of the government of the Kingdom of Belgium, Luxembourg or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Issuer is organized or otherwise resident for tax purposes, or any jurisdiction from or through which any payment is made (any of the aforementioned being, a “Relevant Taxing Jurisdiction”), unless the Issuer is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.

(b) If the Issuer is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, the Issuer shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holders and beneficial owners of the Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders and beneficial owners of the Notes would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(i) any Taxes that would not have been so imposed but for (a) the existence of any present or former connection between the relevant Holder or beneficial owner of the Notes (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner of the Notes, if the relevant Holder or beneficial owner of the Notes is an estate, trust partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein or (b) the presentation of a note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later),

(ii) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or other governmental charge,

(iii) any Taxes which are payable otherwise than by withholding from payments of (or in respect of) principal of, premium or any interest on, the Notes,

(iv) any Taxes that are imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Note with a request by the Issuer addressed to the Holder or such beneficial owner (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Tax,

(v) any Taxes that are required to be withheld or deducted on a payment to an individual pursuant to European Union Council Directive 2003/48/EC regarding the taxation of savings income or any law implementing or complying with, or introduced in order to conform to such Directive,

(vi) any Taxes that are required to be withheld or deducted on a payment to or on behalf of a Holder, who, at the time of such payment or withholding, was not an Eligible Investor for reasons within such Holder’s control. An Eligible Investor for the purposes of this section means any investor which is referred to in Article 4 of the Royal Decree of May 26, 1994 on the deduction of withholding tax and which holds the Notes in an exempt securities account in the X/N System; or

(vii) any combination of items (i), (ii), (iii), (iv), (v) and (vi) above.

(c) The Issuer also will not be required to pay Additional Amounts:

(i) if the payment could have been made without deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that such beneficiary would have been entitled to Additional Amounts had the Note been presented on the last day of the 30-day period),

(ii) with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any Holder or beneficial owner who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Note; or

(iii) if the Note is presented for payments by or on behalf of a Holder or beneficial owner who would be able to avoid a withholding or deduction by presenting the relevant Note to another paying agent in a Member State.

(d) If the Issuer will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Issuer will deliver to the Trustee at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount so payable. The Officers’ Certificate must also set forth any other information necessary to enable the Paying Agent to pay Additional Amounts to Holders and beneficial owners on the relevant payment date.

(e) Upon request, the Issuer will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

Whenever in this Indenture there is mentioned, in any context:

(i) the payment of principal,

(ii) purchase prices in connection with a purchase of Notes,

(iii) interest, or

(iv) any other amount payable on or with respect to any of the Notes,

that reference shall be deemed to include payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f) The Issuer will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, this Indenture or any other related document or instrument, or the receipt of any payments with respect to the Notes, excluding taxes, charges or similar levies imposed by any jurisdiction outside of Luxembourg, the Kingdom of Belgium, the jurisdiction of incorporation of any successor of the Issuer or any jurisdiction in which a paying agent is located, and the Issuer will agree to indemnify the Holders or the Trustee for any such taxes paid by the Holders or the Trustee.

(g) The preceding provisions will survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer is organized or any political subdivision or taxing authority or agency thereof or therein.

SECTION 4.08. Certain Release of Guarantees. Under the terms and conditions hereof and the Cross Guarantee Agreement, for so long as any Note remains outstanding, all guarantees made by a Cross Guarantor under the Cross Guarantee Agreement in respect to the Notes and the Indenture will be released and discharged, upon a sale, exchange, transfer or other disposition in a transaction or series of transactions over a twelve-month period (any such sale, exchange, transfer or other disposition in a transaction or series of transactions over a twelve-month period, a “Disposition”) to any Person that is not Delhaize Group or a Subsidiary of Delhaize Group of all of the capital stock, or all or substantially all of the assets, of such Cross Guarantor, if as a result of which such Cross Guarantor ceases to be a Subsidiary of Delhaize Group; provided, that such Disposition otherwise complies with the terms and conditions of this Indenture. With respect to a Disposition of such capital stock of, or a Disposition of such assets of, a Cross Guarantor that is a Major Subsidiary, to the extent the Disposition does not constitute a Change of Control, the Issuer hereby covenants and agrees that no Cross Guarantor that is a Major Subsidiary shall be released under the Cross Guarantee Agreement in respect to the Notes and this Indenture if after giving effect to such Disposition, Moody’s and S&P shall lower the credit rating of Notes issued under this Indenture or under the Euro Indenture directly as a result of such Disposition.

ARTICLE 5

Successor Issuer

SECTION 5.01. When Issuer May Merge or Transfer Assets. The Issuer shall not merge into or consolidate with any other corporation or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person other than any of its respective Subsidiaries, unless:

(a) the corporation into which the Issuer is merged or the Person which acquires by sale, conveyance, transfer or lease the properties and assets of the Issuer substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of, any premium and interest on and any Additional Amounts with respect to all the Notes and the performance of every covenant of this Indenture on the part of the Issuer, as the case may be, to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing, and

(c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 5.02. Successor Corporation Substituted. Upon any merger, or any sale, conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety in accordance with this Article 5, the successor corporation into which the Issuer is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor corporation had been named as the Issuer herein; provided, however, that no such sale, conveyance, transfer or lease shall have the effect of releasing the Person named as the “Issuer” in the first paragraph of this instrument or any successor corporation which shall theretofore have become such in the manner prescribed in this Article from its liability as obligor and maker on any of the Notes.

ARTICLE 6

Defaults and Remedies

SECTION 6.01. Events of Default. Each of the following is an “Event of Default”:

(a) a default for 30 days in any payment of interest on any Note issued under this Indenture when due and payable;

(b) a default in the payment of principal of any Note issued under this Indenture at its Stated Maturity, upon required redemption or repurchase or otherwise;

(c) the failure by the Issuer to comply with the provisions described under Section 4.03 hereof;

(d) the failure by any Cross Guarantor to perform any covenant set forth in the Cross Guarantee Agreement applicable to such Cross Guarantor or the repudiation by any Cross Guarantor of its obligations under the Cross Guarantee Agreement other than in compliance with the terms thereof, in each case for 30 days after the Issuer receives written notice from the Trustee, or the Cross Guarantee Agreement fails to be in full force and effect for any reason;

(e) the failure by the Issuer for 30 days after it receives written notice from the Trustee to comply with any one or more of its obligations under the Notes issued under this Indenture (other than any obligation for the payment of any interest, principal or any other amount in respect of the Notes issued under this Indenture or to comply with the provisions described under Section 4.03 hereof);

(f) default by the Issuer or any Material Subsidiary in the due payment of any other Indebtedness having a minimum aggregate amount of 2% of the Issuer’s Consolidated Capitalization (or its equivalent in any other freely convertible currency or currencies) of the Issuer or any Material Subsidiary or assumed by or guaranteed by the Issuer or any Material Subsidiary, and provided that any such default has not been cured within the period of grace contractually agreed upon or subsequently agreed to for such payment, or in the event that any such Indebtedness shall have become repayable before the due date thereof as a result of acceleration of maturity by reason of the occurrence of any event of default thereunder, unless in any such case such Indebtedness is contested in good faith (the “cross-acceleration provision”); provided, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(g) if a court shall enter a decree or order for relief in respect of the Issuer or any Material Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect (including the Belgian Bankruptcy Law of 8 August 1997 and the Belgian Law of 17 July 1997 on judicial composition (concordat judiciaire/gerechtelijk akoord)), or appointing a receiver, liquidator, sequestrator (or other similar official under any applicable bankruptcy law) of the Issuer or any Material Subsidiary or for any substantial part of any of their property, or ordering the winding-up or liquidation of their affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days (the “bankruptcy provisions”); or

(h) if the Issuer or any Material Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect (including the Belgian Bankruptcy Law of 8 August 1997 and the Belgian Law of 17 July 1997 on judicial composition (concordat judiciaire/gerechtelijk akoord)), or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, sequestrator (or other similar official under any applicable bankruptcy law) of the Issuer or any Material Subsidiary or for any substantial part of any of their property, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing (the “winding-up provisions”).

SECTION 6.02. Acceleration. If an Event of Default occurs (other than as a result of the bankruptcy provisions or the winding-up provisions) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to the Issuer may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default occurs as a result of the bankruptcy provisions or the winding-up provisions, the unpaid principal of and interest on all the Notes issued will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate outstanding amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of, premium or interest (including Additional Amounts) on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in aggregate outstanding amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that the Trustee determines (after consultation with counsel) conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that may involve the

Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder gives to the Trustee notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in aggregate principal amount of these outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) the Trustee has been offered security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity satisfactory to the Trustee; and

(5) the Holders of a majority in aggregate principal amount of these outstanding Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer or any Subsidiary, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions and shall be entitled and empowered to collect and receive any moneys payable and deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. The Issuer’s payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall transmit a notice in accordance with Section 10.02 to each Holder and the Issuer, which notice shall state the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate outstanding amount of the Notes.

SECTION 6.12. Waiver of Stay or Extension Laws. To the extent permitted by applicable law, the Issuer shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.13. No obligation on Trustee: Subject to the provisions of each Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the Holders of the Notes unless the Trustee has been offered an indemnity or security satisfactory to the Trustee against any loss, liability or expense.

ARTICLE 7

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) Notwithstanding any other provision of this Indenture the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, Section 6.04 and Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), 7.01(b) and 7.01(c).

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Section 7.01 and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate outstanding amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney, and to consult with the officers and representatives of the Issuer, including its accountants and attorneys.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers invested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties under this Indenture.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any guarantee under the Cross Guarantee Agreement, if any, or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer, in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) or 6.01(h) or of the identity of any Material Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 10.02 hereof from the Issuer or any Holder.

SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall transmit a notice in accordance with Section 10.02 to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of or interest or Additional Amounts on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15, beginning with the May 15, 2008, following the date of this Indenture, and in any event prior to May 30 in each year, the Trustee, at the Issuer’s expense, shall transmit in accordance with Section 10.02 to each Holder a brief report dated as of such May 15 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

A copy of each report at the time of it being transmitted to Holders shall be filed by the Issuer with the SEC (to the extent required by the TIA) and each stock exchange (if any) on which the Notes are listed. The Issuer agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee and its agents, employees, directors, officers and Affiliates against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder. At the Trustee’s sole discretion, the Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee, which approval shall not be unreasonably withheld. Such indemnified parties may have separate counsel and the Issuer as applicable shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer as applicable, and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.

To secure the Issuer’s payment obligations in Section this 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or 6.01(h) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the bankruptcy law.

SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in aggregate amount outstanding of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in aggregate amount outstanding of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall transmit a notice in accordance with Section 10.02 of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate amount outstanding of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Notes; Defeasance. (a) When (i) all outstanding Notes (other than Notes replaced or paid pursuant to Section 2.08) have been cancelled or delivered to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the transmission of a notice of redemption pursuant to Article 3 hereof, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee as trust funds solely for the benefit of Holders for the giving of notice of redemption and the Issuer irrevocably deposits with the Trustee cash in U.S. dollars in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of an internationally recognized firm of independent certified public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), to pay the principal of and interest on the outstanding Notes when due at maturity or upon redemption of, including interest thereon to maturity or such Redemption Date (other than Notes replaced or paid pursuant to Section 2.08) and if in either case the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect.

The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel reasonably satisfactory to the Trustee and at the cost and expense of the Issuer.

(a) Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.05 and 4.08 and the operation of Sections 5.01(b), 6.01(f) (the “cross-acceleration provision”), 6.01(g) (the bankruptcy provisions) and 6.01(h) (the winding-up provisions) (with respect to Material Subsidiaries of the Issuer only) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(c) to 6.01(f) or because of the failure of the Issuer to comply with Section 5.01(b).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(b) Notwithstanding Sections 8.01(a) and 8.01(b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07 and 7.08 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

SECTION 8.02. Conditions to Defeasance (a) The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i) the Issuer irrevocably deposits in trust with the Trustee cash in U.S. dollars in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such Redemption Date;

(ii) if U.S. Government Obligations are deposited, the Issuer delivers to the Trustee a certificate from an internationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto (other than a Default resulting from the incurrence of Indebtedness all or a portion of the proceeds at which will be used to release the Notes pursuant to this Section 8.02 concurrently with such incurrence);

(iv) the deposit does not constitute a default under any other agreement binding on the Issuer;

(v) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940;

(vi) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal, U.K. and Belgian income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal, U.K., Luxembourg and Belgian income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(vii) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal, U.K. or Belgian income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal, U.K., Luxembourg and Belgian income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(viii) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with; and

(ix) the Issuer delivers to the Trustee all other documents or other information that the Trustee may reasonably require in connection with the defeasance.

(b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

SECTION 8.04. Repayment to Issuer. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of an internationally recognized firm of independent certified public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

SECTION 9.01. Without Consent of Holders. (a) The Issuer and the Trustee acting jointly may amend this Indenture or the Notes without notice to or consent of any Holder to:

(i) cure any ambiguity, omission, defect or inconsistency; provided that such amendment does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

(ii) provide for the assumption by a successor corporation of the obligations of the Issuer under this Indenture;

(iii) provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(iv) add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any of its Subsidiaries;

(v) make any change that does not in the opinion of the Trustee adversely affect the rights of any Holder, subject to the provisions of this Indenture;

(vi) provide for the issuance of Exchange Notes or Additional Notes; or

(vii) comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act.

After an amendment under this Section 9.01 becomes effective, the Issuer shall transmit in accordance with Section 10.2 to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02. With Consent of Holders (a) The Issuer and the Trustee may amend this Indenture or the Notes and any past default or compliance with certain provisions may be waived with the affirmative vote of the Holders of a majority in aggregate principal amount outstanding of the Notes then outstanding voting (either in person or by proxy) at a duly convened Meeting of the Holders. Notwithstanding the foregoing, a decision of a meeting of the Holders that has any of the following effects requires the affirmative vote of the Holders of all of the outstanding Notes (either in person or by proxy) in favor of such decision at a duly convened meeting of the Holders:

(i) reduce the principal amount of Notes whose Holders must vote in favor of an amendment or otherwise modify the conditions of payment of the principal amount of any Note;

(ii) reduce the stated rate of or extend the time for payment of interest on any Note, or otherwise modify the conditions of interest on any Note;

(iii) reduce the principal amount of or extend the Stated Maturity of any Note or otherwise modify the conditions of payment of the principal amount of any Note;

(iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article 3;

(v) make any Note payable in any currency other than that stated in the Note;

(vi) impair the right of any Holder to receive payments of principal of, and interest on, such Holder’s Notes on or after the due date therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(vii) make any change in the second sentence of this Section 9.02.

After an amendment under this Section 9.02 becomes effective, the Issuer shall transmit in accordance with Section 10.02 to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Appendix B contains additional provisions relating to the conduct of Meetings, which provisions are hereby incorporated in and expressly made a part of this Indenture and which shall apply to any Meeting, whether for purposes of Section 9.02 or otherwise.

SECTION 9.03. Compliance with Trust Indenture Act and Article 568 of the Belgian Company Code

(a) Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

(b) No resolution of a Meeting of the Holders which in the opinion of the Issuer relates to any of the matters listed in Article 568 of the Belgian Company Code shall be effective unless approved at a Meeting of Holders complying in all respects with the requirements of Belgian law or, where the corresponding requirements of the Indenture are more stringent, with the requirements of the Indenture. Such matters include, inter alia, modifying or suspending the date of maturity of the Notes, extending the time for payment of interest on any Note, reducing the rate of such interest or deciding urgent interim actions in the common interest of Holders.

SECTION 9.04. Revocation and Effect of Waivers and Proxies

(a) A waiver, or the appointment of a Proxy, by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver, nor the appointment of such Proxy, is not made on the Note. However, any such Holder or subsequent Holder may revoke the written waiver, or the appointment of such Proxy, as to such Holder’s Note or portion of the Note if (in the case of a written consent) the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Issuer in accordance with Appendix B. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon (i) its approval at a duly convened Meeting by a Required Resolution, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give a written consent or take any other action described above or required or permitted to be taken pursuant to this Indenture (except that action by Holders at Meetings will be governed by Appendix B). If a record date is fixed, then notwithstanding Section 9.04(a), those Persons who were Holders at such record date (or their duly designated Proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent (or the appointment of a Proxy) previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver such Note (or, if applicable, the Definitive Registered Certificate in respect thereof) to the Trustee. The Trustee may place an appropriate notation on the Note (or, if applicable, the Definitive Registered Certificate in respect thereof) regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note (or, if applicable, the Definitive Registered Certificate in respect thereof) shall issue and the Trustee shall authenticate a new Note (or Definitive Registered Certificate in respect thereof, if applicable) that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note (or Definitive Registered Certificate in respect thereof, if applicable) shall not affect the validity of such amendment.

SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of

Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.07. Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any waiver or amendment of any of the terms or provisions of this Indenture or the Notes (or the appointment of any Proxy in relation to any of the foregoing) unless such consideration is offered to be paid to all Holders that so waive or agree to amend in the time frame set forth in solicitation documents relating to such waiver or agreement or Proxies in relation thereto.

ARTICLE 10

Miscellaneous

SECTION 10.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

SECTION 10.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) addressed as follows:

if to the Issuer:

Square Marie Curie 40 1070 Brussels Belgium
Fax:	+ 32 2412 2118 (for Richard James) + 32 2412 2118 (for William Schoofs)

Attention of: Richard James and William Schoofs (separate notices for each person)

if to the Trustee: The Bank of New York One Canada Square London E14 5AL England Attention of: Corporate Trust Administration

The Issuer or the Trustee by notice to the other parties hereto may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in this Indenture, any notice or report to Holders that is required by the relevant section of the TIA to be mailed shall be so mailed. Any notice or communication mailed to a Holder shall be mailed, by first-class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar or the Issuer, as the case may be, and shall be sufficiently given if so mailed within the time prescribed.

Failure to transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is transmitted in the manner provided above, it is duly given, whether or not the addressee receives it.

For so long as Notes are in the form of a Global Note, notices to Holders of interests in such Global Note are permitted to be given through the relevant clearance systems in accordance with the Applicable Procedures thereof. In addition, the Issuer and/or the Trustee may treat the Person that is the Holder for purposes of payments of principal, premium, if any, and interest on the Notes as the Holder for purposes of the transmission of notices, reports and certificates.

SECTION 10.03. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

SECTION 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

(b) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(c) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.04) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 10.06. Acts by Holders. In determining whether the Holders of the required aggregate amount outstanding of the Notes have (a) concurred in any direction, waiver or consent, (b) voted in favor of a Required Resolution at a Meeting or (c) are present or represented at a Meeting, Notes owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 10.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 10.08. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which banking institutions are not required by law or regulation to be open in Brussels, Belgium, the State of New York or London, England. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 10.09. Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 10.10. Consent to Jurisdiction and Service. The Issuer irrevocably (i) agrees that any legal suit, action or proceeding against the Issuer arising out of or based upon this Indenture, the Notes or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the Borough of Manhattan, The City of New York and (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding. The Issuer has appointed Corporate Service Company as its authorised agent (the “Authorised Agent”) upon whom process may be served in any such action arising out of or based on this Indenture, the Notes or the transactions contemplated hereby which may be instituted in any New York court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Issuer represents and warrants that the Authorised Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorised Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer.

SECTION 10.11. No Recourse Against Others. A director, officer, employee, incorporator or shareholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 10.12. Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 10.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

DELHAIZE GROUP

By	/s/ Richard James
Name:	Richard James
Title:	VP of Finance

THE BANK OF NEW YORK, as Trustee

By	/s/ Jason Blondell
Name:	Jason Blondell
Title:	Authorised signatory

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND EXCHANGE NOTES

1 Definitions

1.1 Definitions

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Applicable Procedures” means the rules and procedures of the X/N System, Euroclear, Clearstream, Luxembourg and DTC, in each case to the extent applicable to a transaction and as in effect from time to time;

“CDI Depositary” means The Bank of New York until a successor replaces it and, thereafter, means the successor;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, or any successor securities clearing agency;

“Definitive Registered Certificate” means a certificate in the form of Exhibit C that evidences the registration of a Definitive Registered Security in the name of a Holder in the Register;

“Definitive Registered Security” means a Note issued in definitive registered form, title to which is shown by an entry in the Register;

“DTC” means The Depository Trust Company, its nominees and their respective successors;

“Euroclear” means the Euroclear Clearance System which is operated by Euroclear Bank SA/NV, or any successor securities clearing agency;

“Global Notes Legend” means the legend referred to as such in Section 2.3.(1)(A) herein;

“Initial Purchasers” means Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated;

“NBB” means the National Bank of Belgium;

“Principal Paying and Domiciliary Agent” means ING Belgium SA/NV or its successor, as principal paying and domiciliary agent under the Agency Agreement;

“Purchase Agreement” means (a) the Purchase Agreement dated June 18, 2007, among the Issuer and the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Notes;

“QIB” means a “qualified institutional buyer” as defined in Rule 144A;

“Register” means the register held by the Issuer and the Registrar, if any, in accordance with Section 2.4 hereof, which will show the aggregate principal amount, serial numbers and dates of issuance of Definitive Registered Notes and Definitive Registered Certificates, the names and address of the Holders and the dates of all transfers to, and the names and addresses of, all subsequent Holders, all cancellations of Definitive Registered Notes and corresponding Definitive Registered Certificates and all replacements of Definitive Registered Certificates;

“Registered Exchange Offer” means an offer by the Issuer, pursuant to a Registration Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount at maturity of Exchange Notes registered under the Securities Act;

“Registration Rights Agreement” means (a) the Registration Rights Agreement dated June 18, 2007, among the Issuer the “Cross Guarantors” and the Initial Purchasers and (b) any other similar Registration Rights Agreement relating to Additional Notes;

“Regulation S” means Regulation S under the Securities Act;

“Regulation S Notes” means all Initial Notes offered and sold outside the United States in reliance on Regulation S;

“Restricted Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day (if later than the Issue Date) shall be promptly given by the Issuer to the Trustee, and (b) the Issue Date with respect to such Notes;

“Restricted Notes Legend” means the legend referred to as such in Section 2.3.(i)(i) herein;

“Rule 144A” means Rule 144A under the Securities Act;

“Rule 144A Notes” means all Initial Notes offered and sold to QIBs in reliance on Rule 144A;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Shelf Registration Statement” means a registration statement filed by the Issuer in connection with the offer and sale of Initial Notes pursuant to the Registration Agreement;

“Transfer Agent” means The Bank of New York (Luxembourg), S.A.; and

“Transfer Restricted Notes” means any Notes that bear or are required to bear (or in respect of which Definitive Registered Certificates bear or are required to bear) the Restricted Notes Legend or otherwise subject to the restrictions contained therein.

1.2 Other Definitions

Term:	Defined in Section:
“Global Note”	2.1	(b)

“Regulation S Global Note”	2.1	(b)

“Regulation S Permanent Global Note	2.1	(b)

“Regulation S Temporary Global Note	2.1	(b)

“Rule 144A Global Note”	2.1	(b)

2 The Notes

2.1 Form and Dating

(a) Initial Notes. The Initial Notes issued on the date hereof will be (i) offered and sold by the Issuer pursuant to a Purchase Agreement and (ii) resold, initially only to (A) QIBs in reliance on Rule 144A and (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in bearer form (collectively, the “Rule 144A Global Notes”) and Regulation S Notes shall be issued initially in the form of one or more global Notes in bearer form (collectively, the “Regulation S Global Notes”) without interest coupons and bearing the Global Notes Legend and, in the case of Rule 144A Notes, the Restricted Notes Legend, which shall be duly executed by the Issuer, authenticated by the Trustee as provided in the Indenture and deposited in the X/N System. Regulation S Notes shall be issued initially in the form of one or more temporary global Notes in bearer form (each a “Regulation S Temporary Global Note”) without interest coupons and bearing the Regulation S Temporary Global Notes Legend and the Global Notes Legend, which shall be duly executed by the Issuer, authenticated by the Trustee as provided in the Indenture and deposited in the X/N System. The Regulation S Global Note will be exchangeable for a single permanent global Note, (the “Regulation S Permanent Global Note” and together with each Regulation S Temporary Global Note a “Regulation S Global Note”) without interest coupons and bearing the Global Notes Legend, which shall be duly executed by the Issuer, authenticated by the Trustee as provided in the Indenture and deposited in the X/N System. After the expiration of the applicable “distribution compliance period” (as defined in Regulation S) and the certification required by Regulation S. Prior to such time, a beneficial interest in the Regulation S Temporary Global Note may be transferred to a person who takes delivery in the form of an interest in the Rule 144A Global Note only in accordance with Section 2.3 hereof. Book-Entry Interests in the Regulation S Global Notes shall not be exchangeable for interests in the Rule 144A Global Notes until the expiration of the Restricted Period. The Rule 144A Global Notes and the Regulation S Global Notes are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes”; provided that the term “Global Note” when used in Sections 2.3(k)(i) and 2.3.(l)(i) shall also include any Note in global form issued in connection with a Registered Exchange Offer or Private Exchange. The aggregate principal amount at maturity of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Principal Paying and Domiciliary Agent, Trustee and/or the NBB, as applicable, and on the schedules thereto as hereinafter provided.

(c) Definitive Registered Notes. Except as provided in Section 2.3, owners of Book-Entry Interests in Global Notes will not be entitled to receive interests in Definitive Registered Notes in exchange for such Book-Entry Interests or physical delivery of Definitive Registered Certificates in respect of Definitive Registered Notes.

2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by two members of the Board of Directors of the Issuer (a) Original Notes for original issue on the date hereof in an aggregate principal amount at maturity of USD 450 million in Notes, (b) subject to the terms of the Indenture, Additional Notes and (c) the Exchange Notes for issue only in a Registered Exchange Offer pursuant to a Registration Agreement and for a like principal amount at maturity of Initial Notes exchanged pursuant thereto. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Holders of Book-Entry Interests in the Global Notes will not be entitled to receive physical delivery of the Global Notes or of any individual bearer note representing a portion thereof. Any transfer of a Book-Entry Interest in a Global Note or payment of the principal, interest or premium, if any, on such interests in the Global Notes other than through the X/N System or its Participants and/or Indirect Participants, shall not be enforceable against the Issuer. Global Notes may be replaced, as provided in Section 2.08 of the Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note pursuant to this Section 2.3 shall be authenticated and delivered in the form of, and shall be, a Global Note, except in connection with the issuance of Definitive Registered Notes as provided in Sections 2.3(e) and 2.3(f) A Global Note may not be exchanged for another Note other than as provided in the Global Notes Legend. However, Book-Entry Interests in a Global Note may be transferred and exchanged as provided in this Section 2.3.

All Global Notes will be exchanged by the Issuer in whole, but not in part, for Definitive Registered Notes, in respect of which Definitive Registered Certificates will be issued, in the event that:

(1) (A) the NBB ceases to operate the X/N System and no successor-operator has been appointed within 15 days after the date on which NBB gives notice of such fact to the Issuer and the Principal Paying and Domiciliary Agent; or

(B) both Euroclear and Clearstream, Luxembourg notify the Issuer that they are unwilling or unable to continue to act as depositary and that no successor-depositary has been appointed within 15 days after the date on which notice of such fact is given to the Issuer;

(C) DTC notifies the Issuer or the CDI Depositary that it is unwilling or unable to continue to act as depositary or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the CDI Depositary at the Issuer’s request within 15 days of such notification;

(D) if the CDI Depositary is at any time unwilling or unable to continue as CDI Depositary and a successor CDI depositary is not appointed by the Issuer within 15 days of such notification; or

(2) if, as a result of any amendment to, or change in, the laws or regulations of Belgium, another Member State or the United States (or any political sub-division of any of the foregoing) or of any authority therein or thereof having power to tax or in the interpretation, by a revenue authority or a court, or administration of such laws or regulations, that becomes effective after the Closing Date, the Issuer reasonably concludes that continuing to settle the Notes through the X/N System would require it to make a deduction or withholding from any payment in respect of the Notes, which deduction or withholding would not then be required in respect of Definitive Registered Notes.

In the event that Definitive Registered Notes become issuable pursuant to clause (1)(A) above:

(x) the Principal Paying and Domiciliary Agent shall request that The Bank of New York, New York Branch as substitute Principal Paying Agent, issue Definitive Registered Notes in an aggregate principal amount equal to the principal amount of the Global Notes; and

(y) the substitute Principal Agent shall: (a) arrange for the Definitive Registered Notes to be issued in the amount of and in the name of the holders of book-entry interests in the certificated depositary interests representing interests in the Global Notes (for the latter, based on instructions received by it from the CDI Depositary, in turn based on instructions from DTC); (b) request the Principal Paying and Domiciliary Agent to make a request of the NBB to deliver the Notes to the Principal Paying and Domiciliary Agent within five business days after such request; (c) upon receipt of such Global Notes from the Principal Paying and Domiciliary Agent, cancel the Notes; and (d) arrange for the entry of the Definitive Registered Notes in the register kept by the Issuer and the delivery of certificates evidencing the entry of the Definitive Registered Notes in such register in the name of the relevant holders of book entry interests.

In the event that Definitive Registered Notes become issuable pursuant to clause 1(B) or (2) above:

(i) the Issuer shall deliver to the Principal Paying and Domiciliary Agent a request for the issue of Definitive Registered Notes in aggregate principal amount equal to the principal amount of the Global Notes, which request will be communicated by the Principal Paying and Domiciliary Agent to the substitute Principal Paying Agent; and

(ii) the Principal Paying Agent shall: (A) arrange for the Definitive Registered Notes to be issued in the amount of and in the name of the holders of book-entry interests in the certificated depositary interests representing interests in the Global Notes (for the latter, based on instructions received by it from the CDI Depositary, in turn based on instructions from DTC); (B) request the CDI Depositary to make a request of the NBB (through Euroclear) to deliver the Global Notes to the Principal Paying and Domiciliary Agent within five business days after such request; (C) upon receipt of the Notes, cancel the Notes; and (D) arrange for the entry of the Definitive Registered Notes in the register kept by the Issuer and the delivery of certificates evidencing the entry of the Definitive Registered Notes in such register in the name of the relevant holders of book-entry interests.

At the time of the issuance of the Definitive Registered Notes, the entries made of the Definitive Registered Notes in the Register shall correspond with the last entries in the accounts of the X/N System and/or its Participants (or as directed by them).

In the event that Definitive Registered Dollar Notes become issuable pursuant to clause (1)(C) or (D) above:

(i) the Issuer shall deliver the Principal Paying and Domiciliary Agent a request for the issue of Definitive Registered Notes in aggregate principal amount equal to the principal amount of the Global Notes, which request will be communicated by the Principal Paying and Domiciliary Agent to the substitute Principal Paying Agent;

(ii) the Principal Paying and Domiciliary Agent shall notify the NBB; and

(iii) the substitute Principal Paying Agent shall: (A) arrange for Definitive Registered Notes to be issued in the amount of and in the name of the holders of book-entry interests in the certificated depositary interests representing interests in the Global Notes (based on instructions received by it from the CDI Depositary, in turn based on instructions form DTC); (B) upon receipt of the Global Notes, cancel the Global Notes; and (C) arrange for the entry of the Definitive Registered Notes in the register kept by the Issuer and the delivery of certificates evidencing the entry of the Definitive Registered Notes in such register in the name of the relevant holders of certificated depositary interests.

(b) General Provisions Applicable to Transfers and Exchanges of the Notes. Transfers of Book-Entry Interests in the Global Notes (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book Entry Interest in the same Global Note) shall require compliance with this Section 2.3(b), as well as one or more of the other paragraphs of this Section 2.3, as applicable.

In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Notes), the Principal Paying and Domiciliary Agent must receive: (i) a written order from a Participant or an Indirect Participant given in accordance with the Applicable Procedures directing the Principal Paying and Domiciliary Agent to debit, or cause to be debited, from the transferor or person exchanging a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant or an Indirect Participant given in accordance with the Applicable Procedures directing the Principal Paying and Domiciliary Agent to, credit or cause to be credited, a

Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (iii) instructions given in accordance with the Applicable Procedures containing information regarding the account of the Participant to be credited with such increase.

In connection with a transfer or exchange of a Book-Entry Interest for a Definitive Registered Note, the Principal Paying and Domiciliary Agent must receive: (i) a written order from a Participant or an Indirect Participant given in accordance with the Applicable Procedures directing the Principal Paying and Domiciliary Agent to debit, or cause to be debited, from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant directing the Principal Paying and Domiciliary Agent to direct the Transfer Agent to cause the Issuer to issue, and the Registrar to register, a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged and the Issuer to issue, and the Trustee to authenticate, Definitive Registered Certificates in respect of Definitive Registered Notes; and (iii) instructions containing information regarding the Person in whose name such Definitive Registered Note shall be registered to effect such transfer or exchange.

In connection with any transfer or exchange of Definitive Registered Notes, the Holder of such Notes shall present or surrender to the Transfer Agent the Definitive Registered Notes with the corresponding Definitive Registered Certificate(s) duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and Transfer Agent duly executed by such Holder or by its attorney, duly authorized in writing.

Upon satisfaction of all of the requirements for transfer or exchange of Book-Entry Interests in Global Notes contained in the Indenture, the Principal Paying and Domiciliary Agent shall issue to the NBB a new “Schedule of Amendment of the Principal” to be attached to the relevant Global Notes reflecting the increase or decrease, as applicable, in the principal amount at maturity of such Global Note and shall at the same time provide the Trustee with a copy of such schedule.

(c) Transfer of Book-Entry Interests in a Regulation S Global Note to Book-Entry Interests in a Rule 144A Global Note. A Book-Entry Interest in a Regulation S Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Rule 144A Global Note only if the transfer complies with the requirements of Sections 2.3(b) and (to the extent applicable by its terms) 2.3(h) and the Principal Paying and Domiciliary Agent receives a certificate to the effect set forth in Exhibit D to the Indenture, including (to the extent required by Section 2.3(h) the certifications in item (4) thereof.

Upon the receipt of such certificate and the order and instructions required by Section 2.3(b), the Principal Paying and Domiciliary Agent (i) shall deliver, or cause to be delivered, to NBB a new “Schedule of Amendment of the Principal” reflecting the decrease in amount of the relevant Regulation S Global Note and a new “Schedule of Amendment of the Principal” reflecting the increase in amount of the relevant Rule 144A

Global Note by the principal amount at maturity of such transfer (and shall at the same time provide the Trustee with a copy of such schedule) and (ii) thereafter credit and debit, or cause to be credited and debited, the accounts of the relevant Participants in connection with such transfer.

(d) Transfer of Book-Entry Interests in a Rule 144A Global Note to Book-Entry Interests in a Regulation S Global Note. A Book-Entry Interest in a Rule 144A Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Regulation S Global Note, only if the transfer complies with the requirements of Sections 2.3(b) and (to the extent applicable by its terms) 2.3(h) and the Principal Paying and Domiciliary Agent receives a certificate from the Holder of such Book-Entry Interest in the form of Exhibit D to the Indenture, including the certifications in item (5) thereof.

Upon receipt of such certificate and the orders and instructions required by Section 2.3(b), the Principal Paying and Domiciliary Agent (i) shall deliver, or cause to be delivered, to NBB a new “Schedule of Amendment of the Principal” reflecting the increase in the amount of the relevant Regulation S Global Note and a new “Schedule of Amendment of the Principal” reflecting the decrease in amount of the relevant Rule 144A Global Note by the principal amount at maturity of such transfer (and shall at the same time provide the Trustee with a copy of such schedule) and (ii) thereafter, credit and debit, or cause to be credited and debited, the accounts of the relevant Participants and Indirect Participants in connection with such transfer.

No interest in a Regulation S Temporary Global Note will be transferred to a Holder of an interest in a Regulation S Permanent Global Note except pursuant to Section 2.1.

(e) Transfer of Book-Entry Interests in Global Notes to Definitive Registered Notes. A Holder of a Book-Entry Interest in a Global Note may transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Registered Note within 60 days following notice given by the Issuer or the Trustee of an Event of Default specified in Clause (a), (b), (f), (g) or (h) of Section 6.01 of the Indenture with respect to the Notes only if such transfer complies with the requirements of Sections 2.3(b) and (to the extent applicable by its terms) 2.3(h) and:

(i) in the case of a transfer by a Holder of a Book-Entry Interest in a Regulation S Global Note, the Principal Paying and Domiciliary Agent shall have received a certificate to the effect set forth in Exhibit D to the Indenture, including (to the extent required by Section 2.3(h) the certifications in item (4) or (5) thereof;

(ii) in the case of a transfer by a Holder of a Book-Entry Interest in a Rule 144A Global Note that is a Transfer Restricted Security to a QIB in reliance on Rule 144A, the Principal Paying and Domiciliary Agent shall have received a certificate to the effect set forth in Exhibit D to the Indenture, including certifications in item (4) thereof;

(iii) in the case of a transfer by a Holder of a Book-Entry Interest in a 144A Global Note that is a Transfer Restricted Security in reliance on Regulation S, the Principal Paying and Domiciliary Agent shall have received a certificate to the effect set forth in Exhibit D to the Indenture, including the certifications in item (5) thereof; or

(iv) in the case of a transfer by a Holder of a Book-Entry Interest in a Rule 144A Global Note that is a Transfer Restricted Security in reliance on Rule 144, the Principal Paying and Domiciliary Agent shall have received a certificate to the effect set forth in Exhibit D to the Indenture, including the certifications in item (6) thereof and, if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to the Issuer as to compliance with the restrictions contained in the legend set forth in Section 2.3.(i)(i).

Upon receipt of such certificate and the orders and instructions required by Section 2.3(b), the Principal Paying and Domiciliary Agent shall (i) deliver, or cause to be delivered to the NBB a new “Schedule of Amendment of the Principal” reflecting the decrease in the amount of the relevant Global Note by the principal amount at maturity of such transfer (and shall at the same time provide the Trustee with a copy of such schedule), (ii) thereafter, debit, or cause to be debited, the accounts of the relevant Participant in connection with such transfer and (iii) shall give notice to the Transfer Agent, which shall cause the Issuer to issue Definitive Registered Notes in an aggregate principal amount at maturity equal to the aggregate principal amount at maturity of the Book-Entry Interests so transferred and in the names set forth in the instructions received by the Principal Paying and Domiciliary Agent and cause the Trustee, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.3 of the Indenture, to authenticate one or more Definitive Registered Certificates in respect of Definitive Registered Notes. The Transfer Agent shall cause any Definitive Registered Certificate in respect of a Definitive Registered Note that is a Transfer Restricted Security to bear the Restricted Notes Legend and instruct the Registrar to note the transfer restrictions in the Register. In addition, the Transfer Agent shall instruct the Registrar to record such transfer in the Register.

(f) Exchanges of Book-Entry Interests in Global Notes for a Definitive Registered Note. A Holder of a Book-Entry Interest in a Global Note may exchange such Book-Entry Interest for a Definitive Registered Notewithin 60 days following notice given by the Issuer or the Trustee of an Event of Default specified in clause (a), (b), (f), (g) or (h) of Section 6.01 the Indenture with respect to the Notes if the exchange complies with the requirements of Sections 2.3(h) and (to the extent applicable by its terms) 2.3(b) and, in the case of Transfer Restricted Notes, the Principal Paying and Domiciliary Agent receives a certificate from such Holder in the form of Exhibit D to the Indenture, including the certifications in item (4), (5) or (6) thereof, as applicable, and, in the case of a transfer described in clause (6) of such certificate and, if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to compliance with the restrictions in the legend set forth in Section 2.3(i)(i); provided that a Holder of a Book-Entry Interest in a Global Note will not be required to provide any of the securities law certifications in Exhibit D in connection with an exchange of such Book-Entry Interest for a Definitive Registered Note that is subject to the same transfer restrictions as such Book-Entry Interest.

Upon receipt of such certificate and the orders and instructions required by Section 2.3.2, the Principal Paying and Domiciliary Agent shall (i) debit, or cause to be debited, the accounts of the relevant Participants, (ii) deliver, or cause to be delivered, to the NBB a new “Schedule of Amendment of the Principal” reflecting the decrease in amount of the relevant Global Note by the principal amount at maturity of such exchange (and shall at the same time provide the Trustee with a copy of such schedule) and (iii) give notice to the Transfer Agent which shall cause the Issuer to issue Definitive Registered Notes in an aggregate principal amount at maturity equal to the aggregate principal amount at maturity of the Book-Entry Interests exchanged and in the names set forth in the instructions received by the Principal Paying and Domiciliary Agent, and cause the Trustee, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.3 of the Indenture, to authenticate one or more Definitive Registered Certificates in respect of such Definitive Registered Notes. The Transfer Agent shall instruct the Registrar to record such exchange in the Register. The Transfer Agent shall cause any Definitive Registered Certificate in respect of a Transfer Restricted Security issued in exchange for a Book-Entry Interest in a Global Note subject to Transfer Restrictions pursuant to this Section 2.3(f) to bear the Restricted Notes Legend and instruct the Registrar to note the transfer restrictions in the Register. The Trustee will deliver (at the Issuer’s expense) the Definitive Registered Certificates in respect of the relevant Definitive Registered Notes to the Holders entitled thereto.

(g) Transfer of Definitive Registered Notes for Definitive Registered Notes. Any Holder of a Definitive Registered Note may transfer such Note to a Person who receives such security in the form of a Definitive Registered Note if (x) the transfer complies with Section 2.3(b) and (to the extent applicable by its terms) 2.3(h) and:

(i) in the case of a transfer by a Holder of a Definitive Registered Note that is a Transfer Restricted Security or a Regulation S Note during the Restricted Period to a QIB in reliance on Rule 144A, the Transfer Agent shall have received a certificate to the effect set forth in Exhibit D to the Indenture, including the certifications in item (4) thereof;

(ii) in the case of a transfer by a Holder of a Definitive Registered Note that is a Transfer Restricted Security or a Regulation S Note during the Restricted Period in reliance on Rule 144, the Transfer Agent shall have received a certificate to the effect set forth in Exhibit D to the Indenture, including the certifications in item (6) thereof, and if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to compliance with the restrictions in the legend set forth in Section 2.3.(i)(i); and

(ii) in the case of a transfer by a Holder of a Definitive Registered Note that is a Transfer Restricted Security or a Regulation S Note during the Restricted Period in reliance on Regulation S, the Transfer Agent shall have received a certificate to the effect set forth in Exhibit D to the Indenture, including the certifications in item (5) thereto.

Upon the receipt of any Definitive Registered Note, the Transfer Agent shall cancel such Definitive Registered Note pursuant to Section 2.11 of the Indenture and complete and deliver to the Issuer a Definitive Registered Certificate in respect of such Definitive Registered Note. The Issuer shall execute and the Trustee shall authenticate and deliver such Definitive Registered Certificate to such Person(s) as the Holder of the Definitive Registered Note being transferred shall designate. In addition, the Transfer Agent shall instruct the Registrar to record such transfer in the Register.

(h) Restrictions on Transfers

(i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream, Luxembourg. During the Restricted Period, Book-Entry Interests in a Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream, Luxembourg in accordance with the Applicable Procedures and any sales of Regulation S Notes during the Restricted Period are only permitted to be made in accordance with one of the following exemptions (collectively, the “Sales Exemptions”): (a) to the Issuer, (b) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling Holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (c) in an offshore transaction in accordance with Regulation S, (d) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (e) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a Book-Entry Interest in a Regulation S Global Note to a transferee who takes delivery of such Book-Entry Interest in a Rule 144A Global Note shall be made only in accordance with the Applicable Procedures and upon receipt by the Principal Paying and Domiciliary Agent of a certificate from the transferor of the Book-Entry Interest to the effect set forth in Exhibit D to the Indenture.

Notwithstanding the foregoing, the Issuer will not be required to register the transfer or any of the Definitive Registered Dollar Notes selected for redemption or due to be redeemed:

(1) for a period of 5 days before the date for redemption; or

(2) for a period of 5 days before an Interest Payment Date.

(ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(i) Legend

(i) Except as permitted by the following paragraph (ii), (iii) or (iv), each Global Note (and all Global Notes issued in exchange therefor or in substitution thereof) shall bear the Global Notes Legend in substantially the form set out below and each Rule 144A Note or Definitive Registered Certificate in respect thereof (and all Rule 144A Notes or Definitive Registered Certificates issued in exchange therefor) shall bear the Restricted Notes Legend (each defined term in the legend being defined as such for purposes of the legend only):

Global Notes Legend:

ANY UNITED STATES PERSON WHO HOLDS THIS SECURITY WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.”

Restricted Notes Legend:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE With RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS NOTE.”

Each Definitive Registered Certificate shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS ACCEPTED FOR CLEARANCE THROUGH THE X/N SYSTEM OPERATED BY THE NBB (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) AND IS HELD BY THE NBB FOR THE ACCOUNT OF THE PARTICIPANTS OF THE X/N SYSTEM, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE PRINCIPAL PAYING AND DOMICILIARY AGENT MAY AMEND THE “SCHEDULE OF AMENDMENT OF THE PRINCIPAL” AS MAY BE REQUIRED PURSUANT TO SUCH INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED, IN WHOLE OR IN PART, PURSUANT TO SUCH INDENTURE (INCLUDING IN CONNECTION WITH A REGISTERED EXCHANGE OFFER, A SHELF REGISTRATION STATEMENT OR A PRIVATE EXCHANGE), (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF SUCH INDENTURE AND (4) THE NBB MAY ENTRUST THIS GLOBAL NOTE TO A SUBDEPOSITARY THAT WILL ACT AS AGENT AND FOR THE ACCOUNT OF THE NBB. THE AGREEMENT BETWEEN THE NBB AND THE SUBDEPOSITARY MAY NOT DEVIATE FROM THE PROVISIONS OF THE CLEARING AGREEMENT (AS DEFINED IN THE INDENTURE GOVERNING THIS GLOBAL NOTE) IN RESPECT OF THIS GLOBAL NOTE.”

Each Regulation S Temporary Global Note will bear a legend substantially in the following form:

“THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE U.S. SECURITIES ACT. NEITHER THIS GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED ABOVE. NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL HEREOF OR INTEREST OR OTHER AMOUNTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED AND THIS GLOBAL NOTE HAS BEEN EXCHANGED FOR A REGULATION S PERMANENT GLOBAL NOTE PURSUANT TO THE TERMS OF THE INDENTURE REFERRED TO BELOW, ALTHOUGH INTEREST WILL CONTINUE TO ACCRUE. UNTIL SO EXCHANGED IN FULL, THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL IN ALL OTHER RESPECTS BE ENTITLED TO THE SAME BENEFITS AS OTHER NOTES UNDER SAID INDENTURE.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT”.

Each Regulation S Permanent Global Note will bear a legend substantially in the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT”.

(ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Registered Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Registered Note in respect of which the Definitive Registered Certificate does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certificate to be in the form set forth in Exhibit D to the Indenture, including the certifications set forth in paragraph (6) thereof), and if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to compliance with the restrictions in the legend set forth in Section 2.3.(i)(i).

(iii) After a transfer of any Original Notes or Additional Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Original Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Original Notes or Additional Notes shall cease to apply and the requirements that any such Original Notes or Additional Notes be issued as Global Notes shall continue to apply.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Original Notes or Additional Notes pursuant to which Holders of such Original Notes or Additional Notes are offered Exchange Notes in exchange for their Original Notes or Additional Notes, all requirements that Original Notes or Additional Notes be issued as Global Notes shall continue to apply, and Book-Entry Interests in Exchange Notes that are Global Notes without the Restricted Notes Legend shall be available to Holders that exchange their Initial Notes or Additional Notes in such Registered Exchange Offer.

(v) (v) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Security be issued as Global Notes shall continue to apply.

(vi) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(j) Cancellation and/or Adjustment of Global Notes. Within 10 Business Days following the repayment of the Notes, the Issuer shall withdraw, against receipt, from the NBB the Global Notes and the withdrawn Global Notes shall be voided by perforation of Global Notes. At any time prior to such cancellation, if any Book-Entry Interest in a Global Note is exchanged for, or transferred to, a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note or as a Definitive Registered Note, the principal amount at maturity of Notes represented by such Global Note will be reduced accordingly and the Principal Paying and Domiciliary Agent shall provide a new “Schedule of Amendment of the Principal” to the NBB to reflect such reduction (and shall at the same provide the Trustee with a copy of such schedule); and if the Book-Entry Interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note, such other Global Note will be increased accordingly and the Principal Paying and Domiciliary Agent shall provide a new “Schedule of Amendments of the Principal” to the NBB to reflect such increase (and shall at the same provide the Trustee with a copy of such schedule).

(k) Obligations with Respect to Transfers and Exchanges of Notes

(i) To permit registrations of transfers and exchanges, the Issuer shall execute, and the Trustee shall authenticate, Definitive Registered Certificates and Global Notes at the Transfer Agent’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.05, 4.07 and 9.05 of the Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, each Paying Agent or the Registrar may deem and treat (in the case of a Global Note issued in bearer form) the Holder of such Note as determined as provided in Section 2.14 of the Indenture or (in any other case) the person in whose name a Note is registered in the Register as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, each Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(l) No Obligation of the Trustee

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a Participant or any other Person with respect to the accuracy of the records of the X/N System, the NBB or its nominee or of any Participant or Indirect Participant, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the NBB) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the Holders (which shall be the NBB or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the X/N System and its Participants and Indirect Participants, subject to the Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the X/N System with respect to its members, Participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants, Indirect Participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Certain Provisions Relating to the Register

(a) Access to the Register

Holders may, upon reasonable advance notice to the Registrar and during normal business hours, inspect the Register at the office of the Registrar.

(b) Registration of Transfers in the Register

The Registrar shall receive requests for the exchange or Transfer of Definitive Registered Notes in accordance with the Indenture and shall make the necessary entries in the Register.

APPENDIX B

PROVISIONS FOR MEETINGS OF THE HOLDERS OF NOTES

1	Definitions

In this Appendix B, the following expressions have the following meanings:

“Chairman” means, in relation to any Meeting, the individual who takes the chair in accordance with Section 6 (Chairman);

“Form of Proxy” means, in relation to any Meeting, a document in the Dutch or French languages (accompanied, as the case may be, with an English translation) available from the Trustee signed by a Holder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorized Officer and delivered to the Trustee not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Notes held by such Holder;

“Holder Certificate” means (a) with respect to a Global Note, a certificate from a Participant or Indirect Participant in the X/N System stating that the Person specified therein has a Book Entry Interest in the principal amount of such Global Note specified therein through the issuer of such certificate and (b) with respect to a Definitive Registered Note, a certificate from the Registrar stating that the Person specified therein has been registered in the Register as holding the principal amount of Definitive Registered Notes specified therein;

“Meeting” means a meeting of Holders (whether originally convened or resumed following an adjournment);

“Proxy” means, in relation to any Meeting, a person appointed to vote under a Form of Proxy other than any such person whose appointment has been validly revoked and in relation to whom the Trustee or the Issuer has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting;

“Required Resolution” means a resolution passed at a duly convened Meeting:

(a) with respect to any matter specified in clauses (i) through (vii) of the second sentence of Section 9.02, with the affirmative vote of each Holder affected thereby (in person or by proxy) in favor of the relevant resolution; and

(b) with respect to any other matter requiring the consent of Holders at a duly convened meeting under this Indenture, by the affirmative vote of the Holders of a majority in aggregate outstanding amount of the Notes then outstanding voting (in person or by proxy) at a Meeting.

“Voter” means, in relation to any Meeting, the bearer of a Voting Certificate or a Proxy, it being understood that the vote of a Holder of a Definitive Registered Note who does not continue to hold its Note until the Release Time shall not be valid;

“Voting Certificate” means, in relation to any Meeting, a dated certificate in the Dutch or French languages (accompanied by an English translation) issued by the Principal Paying and Domiciliary Agent, the NBB or a Participant or Indirect Participant, in which it is stated (a)(i) that interests in a specified amount of Notes (the “deposited Notes”), are blocked in an account held with the issuer of that certificate or blocked to the order of the issuer of that certificate, or, (ii) with respect to Definitive Registered Notes, that a Holder Certificate in respect of a specified amount of Notes (also “deposited Notes”) has been deposited with the issuer of that certificate together with the Registered Definitive Certificate(s) in respect thereof and an order to the Registrar not to register any transfer of such deposited Notes, and (b) such deposited Notes will not be released until the “Release Time”, being the earlier of:

(i) the conclusion of the Meeting; and

(ii) the surrender, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of such certificate to the issuer thereof;

“24 hours” means a period of 24 hours including all or part of a Business Day upon in both the places where the relevant Meeting is to be held and in each of the places where each Paying Agent has its offices under Section 2.04 of the Indenture (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

“48 hours” means two consecutive periods of 24 hours.

2	Issue of Voting Certificates and Forms of Proxy

A Holder may obtain a Voting Certificate from the Principal Paying and Domiciliary Agent (or from the NBB or any Participant or Indirect Participant of the X/N System with their consent):

(a)	with respect to Global Notes, upon presentation of a Holder Certificate by requesting the issuer of the Voting Certificate, not earlier than six nor later than three Business Days before the date of the relevant Meeting, to block the relevant account held with the issuer of that certificate or block the deposited Notes in an account with the X/N System or a Participant or Indirect Participant therein to the order of the issuer of the Voting Certificate or show that such deposited Notes have been so blocked until the Release Time, or

(b)	with respect to Definitive Registered Notes, upon presentation, not earlier than six nor later than three Business Days before the date of the relevant Meeting, of a Holder Certificate together with the Registered Definitive Certificate(s) with respect to such Definitive Registered Notes and a written order to the Registrar and Transfer Agent not to register any transfer of such deposited Notes until the Release Time.

A Holder may obtain a Form of Proxy, which must comply with applicable law, from the Principal Paying and Domiciliary Agent or the Issuer (or from the NBB or any Participant or Indirect Participant of the X/N System with their consent), and may deliver to the Principal Paying and Domiciliary Agent a duly executed Form or Proxy accompanied with a corresponding Voting Certificate.

3	References to Deposit/Release of Notes

When the Notes are represented by the Global Notes within a clearing system, references to the deposit, or release, of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4	Convening of Meeting

The Issuer may convene a Meeting at any time, and the Issuer shall be obliged to do so upon the request in writing of Holders holding not less than 20% of the aggregate principal amount of the outstanding Notes for the purpose of amendments to or modifications of the terms of the Notes or the Indenture.

5	Notice

Convening notices for any Meeting shall be published twice, with an interval of at least eight days and the second time at least eight days prior to the Meeting, in the Moniteur Belge/Belgisch Staatsblad, in a Belgian newspaper with national circulation (expected to be L’Echo and/or De Tijd), and in a newspaper with circulation in the region of the registered office of the Issuer.

The Issuer shall also provide notice to Holders through Euroclear and Clearstream, Luxembourg in accordance with the procedures thereof.

If applicable, 15 days prior to the Meeting, a registered letter shall be mailed to any Holders of Definitive Registered Notes. Where all Notes are Definitive Registered Notes, a convening notice by registered letter will suffice.

The notice will specify the date, time and place of the Meeting. A copy of the notice shall be given to the Trustee. The Notice shall set out the full text of any resolutions to be proposed and shall state the method and timing with respect to obtaining Voting Certificates or appointing Proxies.

6	Meeting

Subject to applicable law, an individual (who may, but need not, be a Holder) nominated in writing by the Issuer may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present, in person, within 15 minutes after the time fixed for the Meeting, those present, in person or by proxy, shall elect one of themselves to take the chair failing which, the Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

7	Quorum

The quorum at any Meeting shall be one or more Voters representing or holding at least 50% in aggregate principal amount of the Notes outstanding; provided, however, that there shall be no quorum requirement at any adjourned Meeting resulting from the adjournment of a prior Meeting for want of quorum.

8	Adjournment for Want of Quorum

If within 15 minutes after the time fixed for any Meeting a quorum is not present, in person or by proxy, then such Meeting shall be adjourned for such period (which shall be not less than 19 days and not more than 42 days) and to such place as the Meeting determines; provided, however, that:

(a) the Meeting shall be dissolved if the Meeting so decides; and

(b) no Meeting may be adjourned more than once for want of a quorum.

9	Adjourned Meeting/Postponed Meeting/Suspension

The Chairman may, with the consent of (and shall if directed by) any Meeting, adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

Subject to applicable law, the Issuer may also suspend the Meeting for a night, or postpone it by not more than three weeks.

10	Notice Following Adjournment

Section 5 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum.

Subject to applicable law, it shall not be necessary to give notice of the resumption of a Meeting which has been suspended or postponed.

11	Participation

The following may attend and speak at a Meeting:

(a)	Voters;

(b)	the directors and auditors of the Issuer;

(c)	representatives of the Issuer and the Trustee;

(d)	the financial advisers and solicitation or similar agents of the Issuer;

(e)	the legal counsel to the Issuer and the Trustee; and

(f)	any other person approved by the Meeting.

12	Votes

Every Voter shall have one vote in respect of each €1,000 in aggregate face amount of the outstanding Notes represented or held by him.

Unless the terms of any Form of Proxy state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way.

13	Validity Of Votes By Proxies

Subject to applicable law, for purposes of this Indenture and the Notes, any vote by a Proxy in accordance with a Form of Proxy shall be valid even if such Form of Proxy or any instruction pursuant to which it was given has been amended or revoked, unless the Trustee or the Issuer has been notified in writing of such amendment or revocation by the time which is 48 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment.

14	Powers

A Meeting shall have power to pass a Required Resolution in accordance with the terms of the Indenture.

A Meeting shall also have power:

(a)	to appoint any persons as a committee to represent the interests of the Holders and to confer upon such committee powers to implement any decisions validly made by a Meeting.

(b)	to decide on protective measures to be taken in the common interest.

For the avoidance of doubt, nothing in Section 14 shall be construed to prevent (x) the Trustee acting without the consent of any Holder in relation to any matter within the scope of Section 14 to the extent provided for in Section 9.01 of the Indenture or (y) Holders or the Trustee taking any action or giving any notice in accordance with Article 6 of the Indenture.

15	Resolution Binds All Holders

Notice of the result of every vote on a Required Resolution shall be given to the Holders and each Paying Agent (with a copy to the Issuer) within 14 days of the conclusion of the Meeting.

16	Minutes

Minutes shall be made of all resolutions and proceedings at each Meeting. The Chairman, and any other person present at the Meeting who so wishes, shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarized and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

17	Publication

All resolutions are to be published in the Annexes au Moniteur Belge/Bijlagen tot het Belgisch Staatsblad.

EXHIBIT A

FORM OF FACE OF INITIAL GLOBAL NOTE

ISIN:
Common Code:
No.:

DELHAIZE GROUP S.A.

6.50% SENIOR NOTE DUE 2017

DELHAIZE GROUP S.A., a company organized under the laws of the Kingdom of Belgium (the “Issuer,” which term includes any successor entity), for value received promises to pay to the bearer upon presentation and surrender of this Global Note, the principal sum of [AMOUNT] U.S. Dollars ($[•]), on June 15, 2017.

Interest Payment Dates: June 15 and December 15 in each year

Record Dates: June 1 and December 1

Reference is made to the further provisions of this Global Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof (or an authentication agent) by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Global Note to be signed manually or by facsimile on its behalf.

DELHAIZE GROUP S.A.

By:			By:
Name:			Name:
Title:	Director		Title:	Director

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the 6.50% Senior Notes due 2017 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

6.50% Senior Note due 2017

THIS GLOBAL NOTE IS ACCEPTED FOR CLEARANCE THROUGH THE X/N SYSTEM OPERATED BY THE NBB (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) AND IS HELD BY THE NBB FOR THE ACCOUNT OF THE PARTICIPANTS OF THE X/N SYSTEM, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE PRINCIPAL PAYING AGENT MAY AMEND THE “SCHEDULE OF AMENDMENT OF THE PRINCIPAL” AS MAY BE REQUIRED PURSUANT TO SUCH INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED, IN WHOLE OR IN PART, PURSUANT TO SUCH INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF SUCH INDENTURE AND (4) THE NBB MAY ENTRUST THIS GLOBAL NOTE TO A SUBDEPOSITARY THAT WILL ACT AS AGENT AND FOR THE ACCOUNT OF THE NBB. THE AGREEMENT BETWEEN THE NBB AND THE SUBDEPOSITARY MAY NOT DEVIATE FROM THE PROVISIONS OF THE CLEARING AGREEMENT (AS DEFINED IN THE INDENTURE GOVERNING THIS GLOBAL NOTE) IN RESPECT OF THIS GLOBAL NOTE.

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE With RULE 903 OR RULE 904 OF REGULATIONS UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS NOTE.]1

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE U.S. SECURITIES ACT. NEITHER THIS GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED ABOVE. NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL HEREOF OR INTEREST OR OTHER AMOUNTS HEREON

[1]	In the case of 144A Notes.

UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED AND THIS GLOBAL NOTE HAS BEEN EXCHANGED FOR A REGULATION S PERMANENT GLOBAL NOTE PURSUANT TO THE TERMS OF THE INDENTURE REFERRED TO BELOW, ALTHOUGH INTEREST WILL CONTINUE TO ACCRUE. UNTIL SO EXCHANGED IN FULL, THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL IN ALL OTHER RESPECTS BE ENTITLED TO THE SAME BENEFITS AS OTHER NOTES UNDER SAID INDENTURE.]2

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.]3

ANY UNITED STATES PERSON WHO HOLDS THIS SECURITY WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

This Global Note represents $[0]4[450,000,000]5 in aggregate principal amount of notes (the Notes), in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof issued by Delhaize Group S.A. (the Issuer). The Notes are subject to the provisions of an indenture agreement (the Indenture) dated June 27, 2007 between the Issuer and The Bank of New York (as Trustee).

This Global Note bears interest at the rate of 6.50% per annum on such principal sum payable in arrear on 15 June and 15 December in each year beginning 15 December 2007 at the office of ING Belgium S.A./N.V. as Principal Paying and Domiciliary Agent (the Principal Paying and Domiciliary Agent) in accordance with the provisions of the Indenture.

The Notes will be redeemed at their principal amount on 15 June 2017, unless redeemed prior to that date in accordance with the provisions of the Indenture, all as more particularly described in the Indenture.

The Issuer was incorporated in 1867 and transformed into a public limited liability company (société anonyme/naamloze vennootschap) by a notarial deed received on 22 February 1962 published in the Annexes to the Belgian Official Gazette (Moniteur belge/Belgisch Staatsblad) of 3 March 1962. The Issuer has an unlimited term.

The amount remaining due on bonds issued by the Issuer in the past is €370,750,000 (being the amount outstanding of bonds issued on 17 May 1999 for an amount of €150,000,000 and due in 2009; multi-currency treasury notes issued on 1st June 2005 for an amount of €500,000,000 and an undetermined maturity and convertible bonds issued on 29 April 2004 for an amount of €300,000,000 and due in 2009). These bonds, as well as the Notes, are guaranteed under a Cross Guarantee Agreement entered into on 21 May 2007 between the Issuer, Delhaize America, Inc., Food Lion, LLC, Hannaford Bros. Co., Kash N’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Shop’N Save-Mass., Inc., Hannaford Procurement Corp., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp., and Victory Distributors, Inc.

[2]	In the case of a Regulation S Temporary Global Note.
[3]	In the case of a Regulation S Permanent Global Note.
[4]	In the case of a Regulation S Temporary Global Note or a Regulation S Permanent Global Note.
[5]	In the case of a Rule 144A Global Note.

***

Cette Obligation Collective représente des obligations d’un montant global de $[0]6[450,000,000]7 (les Obligations), chacune d’une dénomination minimale de $2.000 et d’un multiple de €1.000 pour le surplus, émises par Delhaize Group S.A. (l’Emetteur). Les Obligations sont soumises aux conditions exposées dans un « indenture agreement » (l’Indenture) conclu en date du 27 juin 2007 entre l’Emetteur et The Bank of New York (le Trustee).

Cette Obligation Collective porte intérêt au taux de 6,50% par an sur le montant principal payable semi-annuellement à échéance chaque 15 juin et 15 décembre, et pour la première fois à compter du 15 décembre 2007, au bureau de ING Belgium SA/NV en sa qualité de Principal Paying and Domiciliary Agent, conformément aux dispositions de l’Indenture.

Le montant en capital des Obligations sera remboursé le 15 juin 2017, ou à une date antérieure à laquelle le montant principal mentionné ci-dessous peut être remboursé conformément aux dispositions de l’Indenture.

L’Emetteur a été constitué en 1867 et converti en société anonyme soumise au droit belge par acte notarié du 22 février 1962, publié aux annexes du Moniteur Belge du 3 mars 1962. L’Emetteur a été constitué pour une durée illimitée.

Les montants restant dus sur des obligations émises antérieurement par l’Emetteur s’élèvent à €370.750.000 (somme des montants restant à devoir sur des obligations émises le 17 mai 1999 pour un montant de €150.000.000 et échéant en 2009 ; des montants restant à devoir sur des billets de trésorerie émis le 1er juin 2005 pour un montant de €500.000.000 et une durée indéterminée, et des montants restant à devoir sur des obligations convertibles émises le 29 avril 2004 pour un montant de €300.000.000 et échéant en 2009). Ces diverses obligations, de même que les Obligations sont garanties au titre d’un Cross-Guarantee Agreement conclu le 21 mai 2007 entre l’Emetteur, Delhaize America, Inc. Food Lion, LLC, Hannaford Bros. Co., Kash N’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Shop’N Save-Mass., Inc., Hannaford Procurement Corp., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp., and Victory Distributors, Inc.

***

Dit Totaalcertificaat vertegenwoordigt door een totale hoofdsom van $[0]8[450,000,000]9 in obligaties (de Obligaties), in minimum coupures van $2.000 en integrale veelvouden van $1.000 voor het overschot uitgegeven door Delhaize Group NV (de Uitgever). De Obligaties zijn ondergeschikt aan de voorwaarden van een “indenture agreement” (de Indenture) van 27 juni 2007 tussen de Uitgever en The Bank of New York (als Trustee).

Dit Totaalcertificaat heeft een rentevoet van 6,50% per jaar op de hoofdsom betaalbaar op 15 juni en 15 december van elk jaar beginnende op 15 december 2007 in de kantoren van ING Belgium SA/NV als Principal Paying en Domiciliary Agent (de Principal Paying en Domiciliary Agent) volgens de voorwaarden van de Indenture.

[6]	In the case of a Regulation S Temporary Global Note or a Regulation S Permanent Global Note.
[7]	In the case of a Rule 144A Global Note.
[8]	In the case of a Regulation S Temporary Global Note or a Regulation S Permanent Global Note.
[9]	In the case of a Rule 144A Global Note.

De Obligaties zullen teruggekocht worden voor hun hoofdsom op 15 juni 2017, tenzij ze teruggekocht zijn vóór deze datum volgens de voorwaarden van de Indenture, zoals verder gedetailleerd in de Indenture.

De Uitgever werd opgericht in 1867 en omgezet in een naamloze vennootschap door een notariële akte van 22 februari 1962 gepubliceerd in de Bijlagen van het Belgisch Staatsblad van 3 maart 1962. De Uitgever is opgericht voor een onbepaalde duur.

Het bedrag dat te betalen blijft op de obligaties uitgegeven door de Uitgever in het verleden is €370.750.000 (zijnde het openstaand blijvende bedrag van de obligaties uitgegeven op 17 mei 1999 voor een bedrag van €150.000.000 en te betalen in 2009; de thesauriebewijzen uitgegeven op 1 juni 2005 voor een bedrag van €500.000.000 en de converteerbare obligaties met onbepaalde maturiteit uigegeven op 29 april 2004 voor een bedrag van EUR 300.000.000 en te betalen in 2009). Deze obligaties, zoals de Obligaties, zijn gewaarborgd door een Cross Guarantee Agreement van 21 mei 2007 tussen de Uitgever, Delhaize America, Inc., Food Lion, LLC, Hannaford Bros. Co., Kash N’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Shop’N Save-Mass., Inc., Hannaford Procurement Corp., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp., en Victory Distributors, Inc.

1	Interest

DELHAIZE GROUP S.A., a company organized under the laws of the Kingdom of Belgium (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 27, 2007. The Issuer will pay interest semi-annually in arrear on each Interest Payment Date, commencing December 15, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes (without regard to any applicable grace periods) to the extent lawful.

2	Method of Payment

The Issuer shall pay interest on Notes (except defaulted interest) to the Persons who are Holders at the close of business on the [June 1] or [December 1] immediately preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in U.S. dollars. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the NBB or any successor operator of the X/N System. The Issuer will make all payments in respect of a Global Note deposited with the X/N System (including principal, premium, if any, and interest), through the Principal Paying and Domiciliary Agent in accordance with the terms of the Clearing Agreement. If an Interest Payment Date is a date other than a Business Day at a place of payment, payment shall be at that place on the next succeeding day that is a Business Day (with any interest or other payment in respect of such delay).

3	Paying Agent and Registrar

Initially, ING Belgium SA/NV will act as Principal Paying Agent. In the event the Definitive Registered Notes are issued, initially, The Bank of New York, a New York banking corporation (the “Trustee”), will act as New York Paying Agent, The Bank of New York, London Branch will act as Euro Paying Agent. The Bank of New York (Luxembourg) SA, a Luxembourg banking corporation, will initially act as Luxembourg paying agent and transfer agent and the Issuer will act as Registrar. The Issuer may appoint and change any paying agent without notice. Agents may only be removed in accordance with the Agency Agreement, dated as of June 27, 2007, among the Issuer and the Trustee.

4	Indenture

The Issuer issued the Notes under an Indenture, dated as of June 27, 2007 (the “Indenture”), between the Issuer and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Initial Notes of the Issuer designated as its 6.50% Senior Notes due 2017 (the “Initial Notes”). The Notes include the Initial Notes and the Exchange Notes issued in exchange for the Initial Notes in accordance with the Indenture. The terms of the Notes include those terms and provisions stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of the Notes conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

5	Optional Redemption

All or a portion of the Notes may be redeemed at the Issuer’s option, at any time at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest and liquidated damages, if any, on the Notes being redeemed (exclusive of interest accrued and unpaid to the redemption dates) discounted to the redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points as determined by the Reference Treasury Dealer, plus accrued and unpaid interest and liquidated damages, if any, on the Notes being redeemed at the redemption date.

For purposes of this Section 5:

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of dollar denominated corporate debt securities of a comparable maturity to the remaining term of such Notes;

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Issuer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations;

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Issuer;

“Reference Treasury Dealer” means at any time (1) each of Banc of America Securities LLC and Merrill Lynch, Fenner & Smith Incorporated or their affiliates which are primary U.S. Government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefore another Primary Treasury Dealer and (2) any other two Primary Treasury Dealers selected by the Issuer;

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

6	Redemption for Taxation Reasons

The Issuer may, at its option, redeem the Notes in whole but not in part, at any time, upon giving not less than 30 nor more than 60 days’ notice to the Holders of the Notes (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (a “Tax Redemption Date”) and all Additional Amounts, if any, that will become due on the Tax Redemption Date as a result of such redemption or otherwise (subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date), if the Issuer determines that (1) on the occasion of the next payment due in respect of the Notes, it would be required to pay Additional Amounts and (2) the payment obligation cannot be avoided by the Issuer taking reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), as a result of:

(i)	any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of Belgium, Luxembourg or any other Relevant Taxing Jurisdiction affecting taxation, which change or amendment becomes effective on or after the Closing Date,

(ii)	any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Closing Date, or

(iii)	the issuance of Definitive Registered Notes due to:

(a)	the NBB ceasing to operate the X/N System and a successor is not able to be appointed by the Issuer within 15 days of the notification,

(b)	the notification by each of Euroclear and Clearstream, Luxembourg that it is unwilling or unable to continue to act as, or ceases to be, a clearing agency in respect of the Notes and a successor is not able to be appointed by the Issuer within 15 days of such notification,

(c)	DTC notifies the Issuer that it is unwilling or unable to continue to act as depositary or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the book-entry depositary at the Issuer’s request within 15 days of such notification, or

(d)	if the book-entry depositary is at any time unwilling or unable to continue as book-entry depositary and a successor book-entry depositary is not appointed by the Issuer within 120 days of such notification.

The notice of redemption may not be given earlier than 120 days prior to the earliest date on which the Issuer would be obligated to make a payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee an Officers’ Certificate and an opinion of an independent legal counsel of internationally recognized standing to the effect that the circumstances referred to above exist. The Trustee shall accept, and shall be entitled to rely upon, the Officers’ Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders of the Notes.

7	Additional Amounts

All payments made under or with respect to the Notes shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including related penalties, interest and other liabilities) (“Taxes”) imposed or levied by or on behalf of the government of the Kingdom of Belgium, Luxembourg or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Issuer is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made (each, a “Relevant Taxing Jurisdiction”), unless the Issuer is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

If the Issuer is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, the Issuer shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holders and beneficial owners of the Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders and beneficial owners of the Notes would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1) any Taxes which would not have been imposed but for (a) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (b) the presentation of a note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;

(2) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or other governmental charge;

(3) any Taxes which are payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the Notes;

(4) any Taxes that are imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Note with a request by the Issuer addressed to the Holder or such beneficial owner (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Tax;

(5) any Taxes that are required to be withheld or deducted on a payment to an individual pursuant to European Union Council Directive 2003/48/EC regarding the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

(6) any Taxes that are required to be withheld or deducted on a payment to or on behalf of a Holder, who, at the time of such payment or withholding, was not an Eligible Investor for reasons within such Holder’s control. An Eligible Investor for the purposes of this section means any investor which is referred to in Article 4 of the Royal Decree of May 26, 1994 on the deduction of withholding tax and which holds the Notes in an exempt securities account in the X/N System; or

(7) any combination of items (1), (2), (3), (4), (5) and (6) above.

The Issuer also will not be required to pay Additional Amounts:

(a) if the payment could have been made without deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holders or beneficial owners of the Notes would have been entitled to Additional Amounts had the Note been presented on the last day of the 30-day period);

(b) with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note; or

(c) if the Note is presented for payments by or on behalf of a Holder or beneficial owner who would be able to avoid a withholding or deduction by presenting the relevant Note to another paying agent in a Member State.

If the Issuer will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Issuer will deliver to the Trustee at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount so payable. The Officers’ Certificate must also set forth any other information necessary to enable the paying agent to pay Additional Amounts to Holders of the Notes on the relevant payment date.

Upon request, the Issuer will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

Whenever in this Global Note there is mentioned, in any context, the payment of principal; purchase prices in connection with a purchase of Notes; interest; or any other amount payable on or with respect to any of the Notes, that reference shall be deemed to include payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Issuer will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Indenture or any other related document or instrument, or the receipt of any payments with respect to the Notes, excluding taxes, charges or similar levies imposed by any jurisdiction outside of Luxembourg, Belgium, the jurisdiction of incorporation of any successor of the Issuer or any jurisdiction in which a paying agent is located, and the Issuer will agree to indemnify the Holders or the Trustee for any such taxes paid by the Holders or the Trustee.

The preceding provisions shall apply mutatis mutandis to any jurisdiction in which any successor to the Issuer is organized or any political subdivision or taxing authority or agency thereof or therein.

8	Notice of Redemption

Notice of redemption will be made in accordance with the Indenture. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Principal Paying and Domiciliary Agent on or before the redemption date, on and after such date interest ceases to accrue on such Notes (or portions thereof) called for redemption.

9	Change of Control

Section 4.03 of the Indenture provides that, upon a Change of Control, each Holder will have the right, subject to certain conditions set forth in the Indenture, to require the Issuer to repurchase all or any part of such Holder’s Notes at a price equal to 101 % of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, to the date of repurchase.

10	Denominations: Transfer; Exchange

This Global Note is in bearer form, without coupons, in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof with the minimum transferable principal amount being U.S.$2,000.

11	Persons Deemed Owners

The Person deemed to be the owner of this Global Note shall be determined in accordance with the Indenture.

12	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its written request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look to the Issuer for payment as general creditors, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

13	Legal Defeasance and Covenant Defeasance

The Issuer may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof (“Legal Defeasance”) and may be discharged from its obligations to comply with certain covenants contained in the Indenture (“Covenant Defeasance”), in each case upon satisfaction of certain conditions specified in the Indenture.

14	Amendment: Supplement: Waiver

Subject to certain exceptions, the Indenture or the Notes may be amended, supplemented or otherwise modified, and any past default or compliance with certain provisions of the Indentures or the Notes may be waived, in each case with the affirmative vote of a majority in aggregate principal amount of the Notes then outstanding voting (either in person or by proxy) at a duly convened meeting of the Holders.

Without the consent of any Holder, the Issuer and the Trustee acting jointly may amend either Indenture to take any of the following actions:

(i)	cure any ambiguity, omission, defect or inconsistency; provided that such amendment does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

(ii)	provide for the assumption by a successor corporation of the obligations of the Issuer under either Indenture;

(iii)	provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(iv)	add to the covenants of the Issuer for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or any of its subsidiaries;

(v)	make any change that does not in the opinion of the Trustee adversely affect the rights of any Holder, subject to the provisions of the Indentures;

(vi)	provide for the issuance of the Exchange Notes or Additional Notes; or

(vii) comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

15	Successors

When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

16	Defaults and Remedies

If an Event of Default occurs (other than as a result of the bankruptcy provisions or the winding up provisions) and is continuing, the Trustee or the Holders of at least 25 % in aggregate principal amount of Notes then outstanding by notice to the Issuer may declare principal or and accrued but unpaid interest on all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. If an Event of Default relating to certain events of the bankruptcy provisions or the winding up provisions, the unpaid principal of and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the Notes then outstanding may rescind any such acceleration with respect to the Notes and its consequences.

Subject to the provisions of each Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the Holders of the Notes unless the Trustee has been offered an indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Notes or the Indenture unless:

(i)	such Holder has previously given the Trustee notice that an Event of Default is continuing,

(ii)	Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee in writing to pursue the remedy,

(iii)	the Trustee has been offered security or indemnity satisfactory to the Trustee against any loss, liability or expense,

(iv)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity satisfactory to the Trustee, and

(v)	the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the then outstanding Notes shall be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that the Trustee determines (after consultation with counsel) conflicts with law or the relevant Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that may involve the Trustee in personal liability. Prior to taking any action under the relevant Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

17	Trustee Dealings with Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18	No Recourse Against Others

A director, officer, employee or shareholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

19	Authentication

This Note shall not be valid until the Trustee (or an authentication agent) manually signs the certificate of authentication on this Note.

20	Governing Law

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21	Abbreviations and Defined Terms

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22	Common Codes and ISIN Numbers

The Issuer has caused common codes and ISIN numbers to be printed on the Notes and has directed the Trustee to use common codes and ISIN numbers in notices of redemption as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed hereon.

23	Indenture

Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Delhaize Group Investor Relations Department, Square Marie Curie 40 at B-1070 Brussels, Belgium (+32 2 412 21 51, investor@delhaizegroup.com) or Delhaize Group U.S. Investor Relations Department P.O. Box 1330, 2110 Executive Drive Salisbury NC 28145-1330, United States (+1 704 633 82 50 (ext. 2529), investor@delhaizegroup.com).

24	[Exchange

Beneficial interests in this Note will be exchangeable for beneficial interests in the Regulation S Permanent Global Note in that such beneficial interests in this Note are owned by either non US persons or US persons who purchased such interests pursuant to an exemption from or transactions not subject to, the registration requirements of the Securities Act]10

[10]	In the case of a Regulation S Temporary Global Note.

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.03 of the Indenture, check the box:

☐ If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.03 of the Indenture, state the amount you elect to have purchased:

U.S.$

Dated:

NOTICE: The signature on this option must correspond with the name as it appears upon the face of this Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee:

[To be attached to Global Notes only.]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or note custodian

EXHIBIT B

FORM OF FACE OF EXCHANGE SECURITY

ISIN:
Common Code:
No.:

DELHAIZE GROUP S.A.

6.50% SENIOR NOTE DUE 2017

DELHAIZE GROUP S.A., a company organized under the laws of the Kingdom of Belgium (the “Issuer,” which term includes any successor entity), for value received promises to pay to the bearer upon presentation and surrender of this Global Note, the principal sum of [FOUR HUNDRED FIFTY MILLION] U.S. Dollars ($[450,000,000]), on June 15, 2017.

Interest Payment Dates: June 15 and December 15 in each year

Record Dates: June 1 and December 1

Reference is made to the further provisions of this Global Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof (or an authentication agent) by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Global Note to be signed manually or by facsimile on its behalf.

DELHAIZE GROUP S.A.

By:		By:
Name:		Name:
Title:		Title:

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the 6.50% Senior Notes due 2017 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

6.50% Senior Note due 2017

THIS GLOBAL NOTE IS ACCEPTED FOR CLEARANCE THROUGH THE X/N SYSTEM OPERATED BY THE NBB (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) AND IS HELD BY THE NBB FOR THE ACCOUNT OF THE PARTICIPANTS OF THE X/N SYSTEM, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE PRINCIPAL PAYING AGENT MAY AMEND THE “SCHEDULE OF AMENDMENT OF THE PRINCIPAL” AS MAY BE REQUIRED PURSUANT TO SUCH INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED, IN WHOLE OR IN PART, PURSUANT TO SUCH INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF SUCH INDENTURE AND (4) THE NBB MAY ENTRUST THIS GLOBAL NOTE TO A SUBDEPOSITARY THAT WILL ACT AS AGENT AND FOR THE ACCOUNT OF THE NBB. THE AGREEMENT BETWEEN THE NBB AND THE SUBDEPOSITARY MAY NOT DEVIATE FROM THE PROVISIONS OF THE CLEARING AGREEMENT (AS DEFINED IN THE INDENTURE GOVERNING THIS GLOBAL NOTE) IN RESPECT OF THIS GLOBAL NOTE.

ANY UNITED STATES PERSON WHO HOLDS THIS SECURITY WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

This Global Note represents $[0]11[450,000,000]12 in aggregate principal amount of notes (the Notes), in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof issued by Delhaize Group S.A. (the Issuer). The Notes are subject to the provisions of an indenture agreement (the Indenture) dated June 27, 2007 between the Issuer and The Bank of New York (as Trustee).

This Global Note bears interest at the rate of 6.50% per annum on such principal sum payable in arrear on 15 June and 15 December in each year beginning 15 December 2007 at the office of ING Belgium S.A./N.V. as Principal Paying and Domiciliary Agent (the Principal Paying and Domiciliary Agent) in accordance with the provisions of the Indenture.

The Notes will be redeemed at their principal amount on 15 June 2017, unless redeemed prior to that date in accordance with the provisions of the Indenture, all as more particularly described in the Indenture.

The Issuer was incorporated in 1867 and transformed into a public limited liability company (société anonyme/naamloze vennootschap) by a notarial deed received on 22 February 1962 published in the Annexes to the Belgian Official Gazette (Moniteur belge/Belgisch Staatsblad) of 3 March 1962. The Issuer has an unlimited term.

The amount remaining due on bonds issued by the Issuer in the past is €370,750,000 (being the amount outstanding of bonds issued on 17 May 1999 for an amount of €150,000,000 and due in 2009; multi-currency treasury notes issued on 1st June 2005 for an amount of €500,000,000 and an undetermined maturity and convertible bonds issued on 29 April 2004 for an amount of €300,000,000 and due in 2009). These bonds, as well as the Notes, are guaranteed under a Cross Guarantee Agreement entered into on 21

[11]	In the case of a Regulation S Temporary Global Note or a Regulation S Permanent Global Note.
[12]	In the case of a Rule 144A Global Note.

May 2007 between the Issuer, Delhaize America, Inc., Food Lion, LLC, Hannaford Bros. Co., Kash N’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Shop’N Save-Mass., Inc., Hannaford Procurement Corp., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp., and Victory Distributors, Inc.

***

Cette Obligation Collective représente des obligations d’un montant global de $[0]13 [450,000,000]14 (les Obligations), chacune d’une dénomination minimale de $2.000 et d’un multiple de €1.000 pour le surplus, émises par Delhaize Group S.A. (l’Emetteur). Les Obligations sont soumises aux conditions exposées dans un « indenture agreement » (l’Indenture) conclu en date du 27 juin 2007 entre l’Emetteur et The Bank of New York (le Trustee).

Cette Obligation Collective porte intérêt au taux de 6,50% par an sur le montant principal payable semi-annuellement à échéance chaque 15 juin et 15 décembre, et pour la première fois à compter du 15 décembre 2007, au bureau de ING Belgium SA/NV en sa qualité de Principal Paying and Domiciliary Agent, conformément aux dispositions de l’Indenture.

Le montant en capital des Obligations sera remboursé le 15 juin 2017, ou à une date antérieure à laquelle le montant principal mentionné ci-dessous peut être remboursé conformément aux dispositions de l’Indenture.

L’Emetteur a été constitué en 1867 et converti en société anonyme soumise au droit belge par acte notarié du 22 février 1962, publié aux annexes du Moniteur Belge du 3 mars 1962. L’Emetteur a été constitué pour une durée illimitée.

Les montants restant dus sur des obligations émises antérieurement par l’Emetteur s’élèvent à €370.750.000 (somme des montants restant à devoir sur des obligations émises le 17 mai 1999 pour un montant de €150.000.000 et échéant en 2009 ; des montants restant à devoir sur des billets de trésorerie émis le 1er juin 2005 pour un montant de €500.000.000 et une durée indéterminée, et des montants restant à devoir sur des obligations convertibles émises le 29 avril 2004 pour un montant de €300.000.000 et échéant en 2009). Ces diverses obligations, de même que les Obligations sont garanties au titre d’un Cross-Guarantee Agreement conclu le 21 mai 2007 entre l’Emetteur, Delhaize America, Inc. Food Lion, LLC, Hannaford Bros. Co., Kash N’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Shop’N Save-Mass., Inc., Hannaford Procurement Corp., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp., and Victory Distributors, Inc.

***

Dit Totaalcertificaat vertegenwoordigt door een totale hoofdsom van $[0]15[450,000,000]16 in obligaties (de Obligaties), in minimum coupures van $2.000 en integrale veelvouden van $1.000 voor het overschot uitgegeven door Delhaize Group NV (de Uitgever). De Obligaties zijn ondergeschikt aan de voorwaarden van een “indenture agreement” (de Indenture) van 27 juni 2007 tussen de Uitgever en The Bank of New York (als Trustee).

[13]	In the case of a Regulation S Temporary Global Note or a Regulation S Permanent Global Note.
[14]	In the case of a Rule 144A Global Note.
[13]	In the case of a Regulation S Temporary Global Note or a Regulation S Permanent Global Note.
[14]	In the case of a Rule 144A Global Note.

Dit Totaalcertificaat heeft een rentevoet van 6,50% per jaar op de hoofdsom betaalbaar op 15 juni en 15 december van elk jaar beginnende op 15 december 2007 in de kantoren van ING Belgium SA/NV als Principal Paying en Domiciliary Agent (de Principal Paying en Domiciliary Agent) volgens de voorwaarden van de Indenture.

De Obligaties zullen teruggekocht worden voor hun hoofdsom op 15 juni 2017, tenzij ze teruggekocht zijn vóór deze datum volgens de voorwaarden van de Indenture, zoals verder gedetailleerd in de Indenture.

De Uitgever werd opgericht in 1867 en omgezet in een naamloze vennootschap door een notariële akte van 22 februari 1962 gepubliceerd in de Bijlagen van het Belgisch Staatsblad van 3 maart 1962. De Uitgever is opgericht voor een onbepaalde duur.

Het bedrag dat te betalen blijft op de obligaties uitgegeven door de Uitgever in het verleden is €370.750.000 (zijnde het openstaand blijvende bedrag van de obligaties uitgegeven op 17 mei 1999 voor een bedrag van €150.000.000 en te betalen in 2009; de thesauriebewijzen uitgegeven op 1 juni 2005 voor een bedrag van €500.000.000 en de converteerbare obligaties met onbepaalde maturiteit uigegeven op 29 april 2004 voor een bedrag van EUR 300.000.000 en te betalen in 2009). Deze obligaties, zoals de Obligaties, zijn gewaarborgd door een Cross Guarantee Agreement van 21 mei 2007 tussen de Uitgever, Delhaize America, Inc., Food Lion, LLC, Hannaford Bros. Co., Kash N’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Shop’N Save-Mass., Inc., Hannaford Procurement Corp., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp., en Victory Distributors, Inc.

1	Interest

DELHAIZE GROUP S.A., a company organized under the laws of the Kingdom of Belgium (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 27, 2007. The Issuer will pay interest semi-annually in arrear on each Interest Payment Date, commencing December 15, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes (without regard to any applicable grace periods) to the extent lawful.

2	Method of Payment

The Issuer shall pay interest on Notes (except defaulted interest) to the Persons who are Holders at the close of business on the [June 1] or [December 1] immediately preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in U.S. dollars. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the NBB or any successor operator of the X/N System. The Issuer will make all payments in respect of a Global Note deposited with the X/N System (including principal, premium, if any, and interest), through the Principal Paying and Domiciliary Agent in accordance with the terms of the Clearing Agreement. If an Interest Payment Date is a date other than a Business Day at a place of payment, payment shall be at that place on the next succeeding day that is a Business Day (with any interest or other payment in respect of such delay).

3	Paying Agent and Registrar

Initially, ING Belgium SA/NV will act as Principal Paying Agent. In the event the Definitive Registered Notes are issued, initially, The Bank of New York, a New York banking corporation (the “Trustee”), will act as New York Paying Agent, The Bank of New York, London Branch will act as Euro Paying Agent. The Bank of New York (Luxembourg) SA, a Luxembourg banking corporation, will initially act as Luxembourg paying agent and transfer agent and the Issuer will act as Registrar. The Issuer may appoint and change any paying agent without notice. Agents may only be removed in accordance with the Agency Agreement, dated as of June 27, 2007, among the Issuer and the Trustee.

4	Indenture

The Issuer issued the Notes under an Indenture, dated as of June 27, 2007 (the “Indenture”), between the Issuer and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Initial Notes of the Issuer designated as its 6.50% Senior Notes due 2017 (the “Initial Notes”). The Notes include the Initial Notes and the Exchange Notes issued in exchange for the Initial Notes in accordance with the Indenture. The terms of the Notes include those terms and provisions stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of the Notes conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

5	Optional Redemption

All or a portion of the Notes may be redeemed at the Issuer’s option, at any time at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest and liquidated damages, if any, on the Notes being redeemed (exclusive of interest accrued and unpaid to the redemption dates) discounted to the redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points as determined by the Reference Treasury Dealer, plus accrued and unpaid interest and liquidated damages, if any, on the Notes being redeemed at the redemption date.

For purposes of this Section 5:

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption

“Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of dollar denominated corporate debt securities of a comparable maturity to the remaining term of such Notes;

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Issuer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations;

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Issuer;

“Reference Treasury Dealer” means at any time (1) each of Banc of America Securities LLC and Merrill Lynch, Fenner & Smith Incorporated or their affiliates which are primary U.S. Government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefore another Primary Treasury Dealer and (2) any other two Primary Treasury Dealers selected by the Issuer;

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

6	Redemption for Taxation Reasons

The Issuer may, at its option, redeem the Notes in whole but not in part, at any time, upon giving not less than 30 nor more than 60 days’ notice to the Holders of the Notes (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (a “Tax Redemption Date”) and all Additional Amounts, if any, that will become due on the Tax Redemption Date as a result of such redemption or otherwise (subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date), if the Issuer determines that (1) on the occasion of the next payment due in respect of the Notes, it would be required to pay Additional Amounts and (2) the payment obligation cannot be avoided by the Issuer taking reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), as a result of:

(i)	any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of Belgium, Luxembourg or any other Relevant Taxing Jurisdiction affecting taxation, which change or amendment becomes effective on or after the Closing Date,

(ii)	any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Closing Date, or

(iii)	the issuance of Definitive Registered Notes due to:

(a)	the NBB ceasing to operate the X/N System and a successor is not able to be appointed by the Issuer within 15 days of the notification,

(b)	the notification by each of Euroclear and Clearstream, Luxembourg that it is unwilling or unable to continue to act as, or ceases to be, a clearing agency in respect of the Notes and a successor is not able to be appointed by the Issuer within 15 days of such notification,

(c)	DTC notifies the Issuer that it is unwilling or unable to continue to act as depositary or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the book-entry depositary at the Issuer’s request within 15 days of such notification, or

(d)	if the book-entry depositary is at any time unwilling or unable to continue as book-entry depositary and a successor book-entry depositary is not appointed by the Issuer within 120 days of such notification.

The notice of redemption may not be given earlier than 120 days prior to the earliest date on which the Issuer would be obligated to make a payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee an Officers’ Certificate and an opinion of an independent legal counsel of internationally recognized standing to the effect that the circumstances referred to above exist. The Trustee shall accept, and shall be entitled to rely upon, the Officers’ Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders of the Notes.

7	Additional Amounts

All payments made under or with respect to the Notes shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including related penalties, interest and other liabilities) (“Taxes”) imposed or levied by or on behalf of the government of the Kingdom of Belgium, Luxembourg or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Issuer is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made (each, a “Relevant Taxing Jurisdiction”), unless the Issuer is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

If the Issuer is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, the Issuer shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holders and beneficial owners of the Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders and beneficial owners of the Notes would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1) any Taxes which would not have been imposed but for (a) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (b) the presentation of a note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;

(2) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or other governmental charge;

(3) any Taxes which are payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the Notes;

(4) any Taxes that are imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Note with a request by the Issuer addressed to the Holder or such beneficial owner (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Tax;

(5) any Taxes that are required to be withheld or deducted on a payment to an individual pursuant to European Union Council Directive 2003/48/EC regarding the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

(6) any Taxes that are required to be withheld or deducted on a payment to or on behalf of a Holder, who, at the time of such payment or withholding, was not an Eligible Investor for reasons within such Holder’s control. An Eligible Investor for the purposes of this section means any investor which is referred to in Article 4 of the Royal Decree of May 26, 1994 on the deduction of withholding tax and which holds the Notes in an exempt securities account in the X/N System; or

(7) any combination of items (1), (2), (3), (4), (5) and (6) above.

The Issuer also will not be required to pay Additional Amounts:

(a) if the payment could have been made without deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holders or beneficial owners of the Notes would have been entitled to Additional Amounts had the Note been presented on the last day of the 30-day period);

(b) with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note; or

(c) if the Note is presented for payments by or on behalf of a Holder or beneficial owner who would be able to avoid a withholding or deduction by presenting the relevant Note to another paying agent in a Member State.

If the Issuer will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Issuer will deliver to the Trustee at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount so payable. The Officers’ Certificate must also set forth any other information necessary to enable the paying agent to pay Additional Amounts to Holders of the Notes on the relevant payment date.

Upon request, the Issuer will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

Whenever in this Global Note there is mentioned, in any context, the payment of principal; purchase prices in connection with a purchase of Notes; interest; or any other amount payable on or with respect to any of the Notes, that reference shall be deemed to include payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Issuer will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Indenture or any other related document or instrument, or the receipt of any payments with respect to the Notes, excluding taxes, charges or similar levies imposed by any jurisdiction outside of Luxembourg, Belgium, the jurisdiction of incorporation of any successor of the Issuer or any jurisdiction in which a paying agent is located, and the Issuer will agree to indemnify the Holders or the Trustee for any such taxes paid by the Holders or the Trustee.

The preceding provisions shall apply mutatis mutandis to any jurisdiction in which any successor to the Issuer is organized or any political subdivision or taxing authority or agency thereof or therein.

8	Notice of Redemption

Notice of redemption will be made in accordance with the Indenture. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Principal Paying and Domiciliary Agent on or before the redemption date, on and after such date interest ceases to accrue on such Notes (or portions thereof) called for redemption.

9	Change of Control

Section 4.03 of the Indenture provides that, upon a Change of Control, each Holder will have the right, subject to certain conditions set forth in the Indenture, to require the Issuer to repurchase all or any part of such Holder’s Notes at a price equal to 101 % of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, to the date of repurchase.

10	Denominations: Transfer; Exchange

This Global Note is in bearer form, without coupons, in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof with the minimum transferable principal amount being U.S.$2,000.

11	Persons Deemed Owners

The Person deemed to be the owner of this Global Note shall be determined in accordance with the Indenture.

12	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its written request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look to the Issuer for payment as general creditors, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

13	Legal Defeasance and Covenant Defeasance

The Issuer may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof (“Legal Defeasance”) and may be discharged from its obligations to comply with certain covenants contained in the Indenture (“Covenant Defeasance”), in each case upon satisfaction of certain conditions specified in the Indenture.

14	Amendment: Supplement: Waiver

Subject to certain exceptions, the Indenture or the Notes may be amended, supplemented or otherwise modified, and any past default or compliance with certain provisions of the Indentures or the Notes may be waived, in each case with the affirmative vote of a majority in aggregate principal amount of the Notes then outstanding voting (either in person or by proxy) at a duly convened meeting of the Holders.

Without the consent of any Holder, the Issuer and the Trustee acting jointly may amend either Indenture to take any of the following actions:

(i)	cure any ambiguity, omission, defect or inconsistency; provided that such amendment does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

(ii)	provide for the assumption by a successor corporation of the obligations of the Issuer under either Indenture;

(iii)	provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(iv)	add to the covenants of the Issuer for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or any of its subsidiaries;

(v)	make any change that does not in the opinion of the Trustee adversely affect the rights of any Holder, subject to the provisions of the Indentures;

(vi)	provide for the issuance of the Exchange Notes or Additional Notes; or

(vii)	comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

15	Successors

When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

16	Defaults and Remedies

If an Event of Default occurs (other than as a result of the bankruptcy provisions or the winding up provisions) and is continuing, the Trustee or the Holders of at least 25 % in aggregate principal amount of Notes then outstanding by notice to the Issuer may declare principal or and accrued but unpaid interest on all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. If an Event of Default relating to certain events of the bankruptcy provisions or the winding up provisions, the unpaid principal of and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the Notes then outstanding may rescind any such acceleration with respect to the Notes and its consequences.

Subject to the provisions of each Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the Holders of the Notes unless the Trustee has been offered an indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Notes or the Indenture unless:

(i)	such Holder has previously given the Trustee notice that an Event of Default is continuing,

(ii)	Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee in writing to pursue the remedy,

(iii)	the Trustee has been offered security or indemnity satisfactory to the Trustee against any loss, liability or expense,

(iv)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity satisfactory to the Trustee, and

(v)	the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the then outstanding Notes shall be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that the Trustee determines (after consultation with counsel) conflicts with law or the relevant Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that may involve the Trustee in personal liability. Prior to taking any action under the relevant Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

17	Trustee Dealings with Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18	No Recourse Against Others

A director, officer, employee or shareholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

19	Authentication

This Note shall not be valid until the Trustee (or an authentication agent) manually signs the certificate of authentication on this Note.

20	Governing Law

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21	Abbreviations and Defined Terms

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22	Common Codes and ISIN Numbers

The Issuer has caused common codes and ISIN numbers to be printed on the Notes and has directed the Trustee to use common codes and ISIN numbers in notices of redemption as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed hereon.

23	Indenture

Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: [•].

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.03 of the Indenture, check the box:

☐ If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.03 of the Indenture, state the amount you elect to have purchased:

U.S.$

Dated:

NOTICE: The signature on this option must correspond with the name as it appears upon the face of this Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee:

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or note custodian

EXHIBIT C

FORM OF FACE OF DEFINITIVE REGISTERED CERTIFICATE

ISIN:
Common Code:
No.:

DELHAIZE GROUP S.A.

6.50% SENIOR NOTE DUE 2017

DELHAIZE GROUP S.A., a company organized under the laws of the Kingdom of Belgium (the “Issuer,” which term includes any successor entity), for value received promises to pay to the registered holder of this Global Note, the principal sum of [AMOUNT] U.S. Dollars ($[•]), on June 15, 2017.

Interest Payment Dates: June 15 and December 15 in each year

Record Dates: June 1 and December 1

Reference is made to the further provisions of this Global Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof (or an authentication agent) by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile on its behalf.

DELHAIZE GROUP S.A.
By:		By:
Name:		Name:
Title:		Title:

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the 6.50% Senior Notes due 2017 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

6.50% Senior Note due 2017

[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE With RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS NOTE.]17

[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.]18

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

This Global Note represents $[0]19[450,000,000]20 in aggregate principal amount of notes (the Notes), in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof issued by Delhaize Group S.A. (the Issuer). The Notes are subject to the provisions of an indenture agreement (the Indenture) dated June 27, 2007 between the Issuer and The Bank of New York (as Trustee).

This Global Note bears interest at the rate of 6.50% per annum on such principal sum payable in arrear on 15 June and 15 December in each year beginning 15 December 2007 at the office of ING Belgium S.A./N.V. as Principal Paying and Domiciliary Agent (the Principal Paying and Domiciliary Agent) in accordance with the provisions of the Indenture.

[17]	In the case of 144A Notes.
[18]	In the case of Regulation S Notes.
[19]	In the case of a Regulation S Temporary Global Note or a Regulation S Permanent Global Note.
[20]	In the case of a Rule 144A Global Note.

The Notes will be redeemed at their principal amount on 15 June 2017, unless redeemed prior to that date in accordance with the provisions of the Indenture, all as more particularly described in the Indenture.

The Issuer was incorporated in 1867 and transformed into a public limited liability company (société anonyme/naamloze vennootschap) by a notarial deed received on 22 February 1962 published in the Annexes to the Belgian Official Gazette (Moniteur belge/Belgisch Staatsblad) of 3 March 1962. The Issuer has an unlimited term.

The amount remaining due on bonds issued by the Issuer in the past is €370,750,000 (being the amount outstanding of bonds issued on 17 May 1999 for an amount of €150,000,000 and due in 2009; multi-currency treasury notes issued on 1st June 2005 for an amount of €500,000,000 and an undetermined maturity and convertible bonds issued on 29 April 2004 for an amount of €300,000,000 and due in 2009). These bonds, as well as the Notes, are guaranteed under a Cross Guarantee Agreement entered into on 21 May 2007 between the Issuer, Delhaize America, Inc., Food Lion, LLC, Hannaford Bros. Co., Kash N’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Shop’N Save-Mass., Inc., Hannaford Procurement Corp., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp., and Victory Distributors, Inc.

***

Cette Obligation Collective représente des obligations d’un montant global de $[0]21[450,000,000]22 (les Obligations), chacune d’une dénomination minimale de $2.000 et d’un multiple de €1.000 pour le surplus, émises par Delhaize Group S.A. (l’Emetteur). Les Obligations sont soumises aux conditions exposées dans un « indenture agreement » (l’Indenture) conclu en date du 27 juin 2007 entre l’Emetteur et The Bank of New York (le Trustee).

Cette Obligation Collective porte intérêt au taux de 6,50% par an sur le montant principal payable semi-annuellement à échéance chaque 15 juin et 15 décembre, et pour la première fois à compter du 15 décembre 2007, au bureau de ING Belgium SA/NV en sa qualité de Principal Paying and Domiciliary Agent, conformément aux dispositions de l’Indenture.

Le montant en capital des Obligations sera remboursé le 15 juin 2017, ou à une date antérieure à laquelle le montant principal mentionné ci-dessous peut être remboursé conformément aux dispositions de l’Indenture.

L’Emetteur a été constitué en 1867 et converti en société anonyme soumise au droit belge par acte notarié du 22 février 1962, publié aux annexes du Moniteur Belge du 3 mars 1962. L’Emetteur a été constitué pour une durée illimitée.

Les montants restant dus sur des obligations émises antérieurement par l’Emetteur s’élèvent à €370.750.000 (somme des montants restant à devoir sur des obligations émises le 17 mai 1999 pour un montant de €150.000.000 et échéant en 2009 ; des montants restant à devoir sur des billets de trésorerie émis le 1er juin 2005 pour un montant de €500.000.000 et une durée indéterminée, et des montants restant à devoir sur des obligations convertibles émises le 29 avril 2004 pour un montant de €300.000.000 et échéant en 2009). Ces diverses obligations, de même que les Obligations sont garanties au titre d’un Cross-Guarantee Agreement conclu le 21 mai 2007 entre l’Emetteur, Delhaize America, Inc. Food Lion, LLC, Hannaford Bros. Co., Kash N’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Shop’N Save-Mass., Inc., Hannaford Procurement Corp., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp., and Victory Distributors, Inc.

[21]	In the case of a Regulation S Temporary Global Note or a Regulation S Permanent Global Note.
[22]	In the case of a Rule 144A Global Note.

***

Dit Totaalcertificaat vertegenwoordigt door een totale hoofdsom van $[0]23[450,000,000]24 in obligaties (de Obligaties), in minimum coupures van $2.000 en integrale veelvouden van $1.000 voor het overschot uitgegeven door Delhaize Group NV (de Uitgever). De Obligaties zijn ondergeschikt aan de voorwaarden van een “indenture agreement” (de Indenture) van 27 juni 2007 tussen de Uitgever en The Bank of New York (als Trustee).

Dit Totaalcertificaat heeft een rentevoet van 6,50% per jaar op de hoofdsom betaalbaar op 15 juni en 15 december van elk jaar beginnende op 15 december 2007 in de kantoren van ING Belgium SA/NV als Principal Paying en Domiciliary Agent (de Principal Paying en Domiciliary Agent) volgens de voorwaarden van de Indenture.

De Obligaties zullen teruggekocht worden voor hun hoofdsom op 15 juni 2017, tenzij ze teruggekocht zijn vóór deze datum volgens de voorwaarden van de Indenture, zoals verder gedetailleerd in de Indenture.

De Uitgever werd opgericht in 1867 en omgezet in een naamloze vennootschap door een notariële akte van 22 februari 1962 gepubliceerd in de Bijlagen van het Belgisch Staatsblad van 3 maart 1962. De Uitgever is opgericht voor een onbepaalde duur.

Het bedrag dat te betalen blijft op de obligaties uitgegeven door de Uitgever in het verleden is €370.750.000 (zijnde het openstaand blijvende bedrag van de obligaties uitgegeven op 17 mei 1999 voor een bedrag van €150.000.000 en te betalen in 2009; de thesauriebewijzen uitgegeven op 1 juni 2005 voor een bedrag van €500.000.000 en de converteerbare obligaties met onbepaalde maturiteit uigegeven op 29 april 2004 voor een bedrag van EUR 300.000.000 en te betalen in 2009). Deze obligaties, zoals de Obligaties, zijn gewaarborgd door een Cross Guarantee Agreement van 21 mei 2007 tussen de Uitgever, Delhaize America, Inc., Food Lion, LLC, Hannaford Bros. Co., Kash N’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Shop’N Save-Mass., Inc., Hannaford Procurement Corp., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp., en Victory Distributors, Inc.

1	Interest

DELHAIZE GROUP S.A., a company organized under the laws of the Kingdom of Belgium (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 27, 2007. The Issuer will pay interest semi-annually in arrear on each Interest Payment Date, commencing December 15, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes (without regard to any applicable grace periods) to the extent lawful.

[23]	In the case of a Regulation S Temporary Global Note or a Regulation S Permanent Global Note.
[24]	In the case of a Rule 144A Global Note.

2	Method of Payment

The Issuer shall pay interest on Notes (except defaulted interest) to the Persons who are Holders at the close of business on the [June 1] or [December 1] immediately preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in U.S. dollars. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the NBB or any successor operator of the X/N System. The Issuer will make all payments in respect of a Global Note deposited with the X/N System (including principal, premium, if any, and interest), through the Principal Paying and Domiciliary Agent in accordance with the terms of the Clearing Agreement. If an Interest Payment Date is a date other than a Business Day at a place of payment, payment shall be at that place on the next succeeding day that is a Business Day (with any interest or other payment in respect of such delay).

3	Paying Agent and Registrar

Initially, ING Belgium SA/NV will act as Principal Paying Agent. In the event the Definitive Registered Notes are issued, initially, The Bank of New York, a New York banking corporation (the “Trustee”), will act as New York Paying Agent, The Bank of New York, London Branch will act as Euro Paying Agent. The Bank of New York (Luxembourg) SA, a Luxembourg banking corporation, will initially act as Luxembourg paying agent and transfer agent and the Issuer will act as Registrar. The Issuer may appoint and change any paying agent without notice. Agents may only be removed in accordance with the Agency Agreement, dated as of June 27, 2007, among the Issuer and the Trustee.

4	Indenture

The Issuer issued the Notes under an Indenture, dated as of June 27, 2007 (the “Indenture”), between the Issuer and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Initial Notes of the Issuer designated as its 6.50% Senior Notes due 2017 (the “Initial Notes”). The Notes include the Initial Notes and the Exchange Notes issued in exchange for the Initial Notes in accordance with the Indenture. The terms of the Notes include those terms and provisions stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of the Notes conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

5	Optional Redemption

All or a portion of the Notes may be redeemed at the Issuer’s option, at any time at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest and liquidated damages, if any, on the Notes being redeemed (exclusive of interest accrued and unpaid to the redemption dates) discounted to the redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points as determined by the Reference Treasury Dealer, plus accrued and unpaid interest and liquidated damages, if any, on the Notes being redeemed at the redemption date.

For purposes of this Section 5:

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of dollar denominated corporate debt securities of a comparable maturity to the remaining term of such Notes;

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Issuer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations;

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Issuer;

“Reference Treasury Dealer” means at any time (1) each of Banc of America Securities LLC and Merrill Lynch, Fenner & Smith Incorporated or their affiliates which are primary U.S. Government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefore another Primary Treasury Dealer and (2) any other two Primary Treasury Dealers selected by the Issuer;

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

6	Redemption for Taxation Reasons

The Issuer may, at its option, redeem the Notes in whole but not in part, at any time, upon giving not less than 30 nor more than 60 days’ notice to the Holders of the Notes (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (a “Tax Redemption Date”) and all Additional Amounts, if any, that will become due on the Tax Redemption Date as a result of such redemption or otherwise (subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date), if the Issuer determines that (1) on the occasion of the next payment due in respect of the Notes, it would be required to pay Additional Amounts and (2) the payment obligation cannot be avoided by the Issuer taking reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), as a result of:

(i)	any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of Belgium, Luxembourg or any other Relevant Taxing Jurisdiction affecting taxation, which change or amendment becomes effective on or after the Closing Date,

(ii)	any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Closing Date, or

(iii)	the issuance of Definitive Registered Notes due to:

(a)	the NBB ceasing to operate the X/N System and a successor is not able to be appointed by the Issuer within 15 days of the notification,

(b)	the notification by each of Euroclear and Clearstream, Luxembourg that it is unwilling or unable to continue to act as, or ceases to be, a clearing agency in respect of the Notes and a successor is not able to be appointed by the Issuer within 15 days of such notification,

(c)	DTC notifies the Issuer that it is unwilling or unable to continue to act as depositary or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the book-entry depositary at the Issuer’s request within 15 days of such notification, or

(d)	if the book-entry depositary is at any time unwilling or unable to continue as book-entry depositary and a successor book-entry depositary is not appointed by the Issuer within 120 days of such notification.

The notice of redemption may not be given earlier than 120 days prior to the earliest date on which the Issuer would be obligated to make a payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee an Officers’

Certificate and an opinion of an independent legal counsel of internationally recognized standing to the effect that the circumstances referred to above exist. The Trustee shall accept, and shall be entitled to rely upon, the Officers’ Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders of the Notes.

7	Additional Amounts

All payments made under or with respect to the Notes shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including related penalties, interest and other liabilities) (“Taxes”) imposed or levied by or on behalf of the government of the Kingdom of Belgium, Luxembourg or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Issuer is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made (each, a “Relevant Taxing Jurisdiction”), unless the Issuer is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

If the Issuer is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, the Issuer shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holders and beneficial owners of the Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders and beneficial owners of the Notes would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1) any Taxes which would not have been imposed but for (a) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (b) the presentation of a note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;

(2) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or other governmental charge;

(3) any Taxes which are payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the Notes;

(4) any Taxes that are imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Note with a request by the Issuer addressed to the Holder or such beneficial owner (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Tax;

(5) any Taxes that are required to be withheld or deducted on a payment to an individual pursuant to European Union Council Directive 2003/48/EC regarding the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

(6) any Taxes that are required to be withheld or deducted on a payment to or on behalf of a Holder, who, at the time of such payment or withholding, was not an Eligible Investor for reasons within such Holder’s control. An Eligible Investor for the purposes of this section means any investor which is referred to in Article 4 of the Royal Decree of May 26, 1994 on the deduction of withholding tax and which holds the Notes in an exempt securities account in the X/N System; or

(7) any combination of items (1), (2), (3), (4), (5) and (6) above.

The Issuer also will not be required to pay Additional Amounts:

(a) if the payment could have been made without deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holders or beneficial owners of the Notes would have been entitled to Additional Amounts had the Note been presented on the last day of the 30-day period);

(b) with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note; or

(c) if the Note is presented for payments by or on behalf of a Holder or beneficial owner who would be able to avoid a withholding or deduction by presenting the relevant Note to another paying agent in a Member State.

If the Issuer will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Issuer will deliver to the Trustee at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount so payable. The Officers’ Certificate must also set forth any other information necessary to enable the paying agent to pay Additional Amounts to Holders of the Notes on the relevant payment date.

Upon request, the Issuer will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

Whenever in this Global Note there is mentioned, in any context, the payment of principal; purchase prices in connection with a purchase of Notes; interest; or any other amount payable on or with respect to any of the Notes, that reference shall be deemed to include payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Issuer will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Indenture or any other related document or instrument, or the receipt of any payments with respect to the Notes, excluding taxes, charges or similar levies imposed by any jurisdiction outside of Luxembourg, Belgium, the jurisdiction of incorporation of any successor of the Issuer or any jurisdiction in which a paying agent is located, and the Issuer will agree to indemnify the Holders or the Trustee for any such taxes paid by the Holders or the Trustee.

The preceding provisions shall apply mutatis mutandis to any jurisdiction in which any successor to the Issuer is organized or any political subdivision or taxing authority or agency thereof or therein.

8	Notice of Redemption

Notice of redemption will be made in accordance with the Indenture. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Principal Paying and Domiciliary Agent on or before the redemption date, on and after such date interest ceases to accrue on such Notes (or portions thereof) called for redemption.

9	Change of Control

Section 4.03 of the Indenture provides that, upon a Change of Control, each Holder will have the right, subject to certain conditions set forth in the Indenture, to require the Issuer to repurchase all or any part of such Holder’s Notes at a price equal to 101 % of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, to the date of repurchase.

10	Denominations: Transfer; Exchange

This Global Note is in registered form, without coupons, in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof with the minimum transferable principal amount being U.S.$2,000.

11	Persons Deemed Owners

The Person deemed to be the owner of this Global Note shall be determined in accordance with the Indenture.

12	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its written request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look to the Issuer for payment as general creditors, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

13	Legal Defeasance and Covenant Defeasance

The Issuer may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof (“Legal Defeasance”) and may be discharged from its obligations to comply with certain covenants contained in the Indenture (“Covenant Defeasance”), in each case upon satisfaction of certain conditions specified in the Indenture.

14	Amendment: Supplement: Waiver

Subject to certain exceptions, the Indenture or the Notes may be amended, supplemented or otherwise modified, and any past default or compliance with certain provisions of the Indentures or the Notes may be waived, in each case with the affirmative vote of a majority in aggregate principal amount of the Notes then outstanding voting (either in person or by proxy) at a duly convened meeting of the Holders.

Without the consent of any Holder, the Issuer and the Trustee acting jointly may amend either Indenture to take any of the following actions:

(i)	cure any ambiguity, omission, defect or inconsistency; provided that such amendment does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

(ii)	provide for the assumption by a successor corporation of the obligations of the Issuer under either Indenture;

(iii)	provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(iv)	add to the covenants of the Issuer for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or any of its subsidiaries;

(v)	make any change that does not in the opinion of the Trustee adversely affect the rights of any Holder, subject to the provisions of the Indentures;

(vi)	provide for the issuance of the Exchange Notes or Additional Notes; or

(vii)	comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

15	Successors

When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

16	Defaults and Remedies

If an Event of Default occurs (other than as a result of the bankruptcy provisions or the winding up provisions) and is continuing, the Trustee or the Holders of at least 25 % in aggregate principal amount of Notes then outstanding by notice to the Issuer may declare principal or and accrued but unpaid interest on all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. If an Event of Default relating to certain events of the bankruptcy provisions or the winding up provisions, the unpaid principal of and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the Notes then outstanding may rescind any such acceleration with respect to the Notes and its consequences.

Subject to the provisions of each Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the Holders of the Notes unless the Trustee has been offered an indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Notes or the Indenture unless:

(i)	such Holder has previously given the Trustee notice that an Event of Default is continuing,

(ii)	Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee in writing to pursue the remedy,

(iii)	the Trustee has been offered security or indemnity satisfactory to the Trustee against any loss, liability or expense,

(iv)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity satisfactory to the Trustee, and

(v)	the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the then outstanding Notes shall be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that the Trustee determines (after consultation with counsel) conflicts with law or the relevant Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that may involve the Trustee in personal liability. Prior to taking any action under the relevant Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

17	Trustee Dealings with Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18	No Recourse Against Others

A director, officer, employee or shareholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

19	Authentication

This Note shall not be valid until the Trustee (or an authentication agent) manually signs the certificate of authentication on this Note.

20	Governing Law

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21	Abbreviations and Defined Terms

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22	Common Codes and ISIN Numbers

The Issuer has caused common codes and ISIN numbers to be printed on the Notes and has directed the Trustee to use common codes and ISIN numbers in notices of redemption as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed hereon.

23	Indenture

Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: [•].

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.03 of the Indenture, check the box:

☐ If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.03 of the Indenture, state the amount you elect to have purchased:

U.S.$

Dated:

NOTICE: The signature on this option must correspond with the name as it appears upon the face of this Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee:

EXHIBIT D

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF

TRANSFER RESTRICTED NOTES

space) [•] book-entry or [•] definitive registered form by the undersigned.

The undersigned (check one box below):

☐	has requested the exchange of its beneficial interest in the Global Note held by the NBB for one or more Definitive Registered Notes of authorized denominations and an aggregate principal amount at maturity equal to its Book-Entry Interest in such Global Note;

☐	has requested the exchange or registration of the transfer of one or more Definitive Registered Notes;

☐	has requested that Book-Entry Interests in a Global Note representing the Notes to which this certificate relates be transferred to a transferee who will take delivery in the form of Book-Entry Interests in another Global Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act or, with respect to a transfer of an interest in a Regulation S Note during the Restricted Period, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

1	☐	to the Issuer; or

2	☐	to the Registrar for registration in the name of the Holder, without transfer; or

3	☐	pursuant to an effective registration statement under the U.S. Securities Act of 1933; or

4	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the U.S. Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the U.S. Securities Act of 1933; or

5	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the U.S. Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

6	☐	pursuant to another available exemption from registration provided by Rule 144 under the U.S. Securities Act of 1933.

Unless one of the boxes is checked, transfer and exchange of the relevant Notes will not be permitted; provided, however, that if box (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this [Book-Entry Interest][Note] for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer